                                                                   EXHIBIT 10.28

         ************************************************************



                         HOME SHOPPING NETWORK, INC.,
                                 as Borrower


                          HOME SHOPPING CLUB, INC.,
                                 as Guarantor

                                  __________

                         SECOND AMENDED AND RESTATED
                               CREDIT AGREEMENT


                         Dated as of August 30, 1994

                                  __________


                             LTCB TRUST COMPANY,
                           as Administrative Agent
                                 and as Agent

                                  __________


                               BANK OF MONTREAL
                                     and
                     THE BANK OF NEW YORK COMPANY, INC.,
                                 as Co-Agents

                                  __________




                            THE BANKS NAMED HEREIN


         ************************************************************

                              TABLE OF CONTENTS

                                                                                                                      Page
              Section 1.       Definitions and Accounting Matters . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                    1.1.       Certain Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                    1.2.       Certain Accounting Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

              Section 2.       Commitments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                    2.1.       Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                    2.2.       Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                    2.3.       Changes of Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                    2.4.       Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                    2.5.       Lending Offices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                    2.6.       Several Obligations; Remedies Independent. . . . . . . . . . . . . . . . . . . . . . .  16
                    2.7.       Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                    2.8.       Prepayments and Conversions of Loans . . . . . . . . . . . . . . . . . . . . . . . . .  17
                    2.9.       Extension of Facility. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

              Section 3.       Payments of Principal and Interest . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                    3.1.       Repayment of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                    3.2.       Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

              Section 4.       Payments; Pro Rata Treatment; Computations, Etc. . . . . . . . . . . . . . . . . . . .  22
                    4.1.       Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                    4.2.       Pro Rata Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                    4.3.       Computations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                    4.4.       Minimum Amounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                    4.5.       Certain Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                    4.6.       Non-Receipt of Funds by the Administrative Agent . . . . . . . . . . . . . . . . . . .  25
                    4.7.       Sharing of Payments, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

              Section 5.       Yield Protection and Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                    5.1.       Additional Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                    5.2.       Limitation on Types of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                    5.3.       Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                    5.4.       Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                    5.5.       Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

              Section 6.       Guarantee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                    6.1.       Unconditional Guarantee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                    6.2.       Validity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                    6.3.       Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                    6.4.       Subordination and Subrogation. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                    6.5.       Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                    6.6.       Reinstatement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

              Section 7.       Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                    7.1.       Initial Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                    7.2.       Initial and Subsequent Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

              Section 8.      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                    8.1.       Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                    8.2.       Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                    8.3.       Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                    8.4.       No Breach  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                    8.5.       Corporate Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                    8.6.       Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                    8.7.       Use of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                    8.8.       ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                    8.9.       Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                    8.10.      Credit Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                    8.11.      Ownership of Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                    8.12.      Pari Passu Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                    8.13.      Investment Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                    8.14.      Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                    8.15.      Prepayments of Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

              Section 9.       Covenants of the Company and the Guarantor . . . . . . . . . . . . . . . . . . . . . .  40
                    9.1.       Financial Statements; Reports and Other Information. . . . . . . . . . . . . . . . . .  40
                    9.2.       Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                    9.3.       Corporate Existence, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                    9.4.       Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                    9.5.       Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                    9.6.       Mergers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                    9.7.       Dispositions of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                    9.8.       Ranking. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                    9.9.       Business; Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                    9.10.      Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                    9.11       Interest Coverage Test . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                    9.12.      Total Debt Ratio   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                    9.13.      Consolidated Net Worth   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                    9.14.      Notification of Incurrence of Debt   . . . . . . . . . . . . . . . . . . . . . . . . .  50
                    9.15.      Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                    9.16.      Ownership of Guarantor   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                    9.17.      Indebtedness of Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                    9.18.      Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

              Section 10.      Events of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51

              Section 11.      The Administrative Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                    11.1.      Appointment, Powers and Immunities.  . . . . . . . . . . . . . . . . . . . . . . . . .  56
                    11.2.      Reliance by the Administrative Agent   . . . . . . . . . . . . . . . . . . . . . . . .  56
                    11.3.      Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                    11.4.      Rights as a Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

                    11.5.      Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                    11.6.      Non-Reliance on Administrative Agent, Agent, Co-Agents and other Banks.  . . . . . . .  58
                    11.7.      Failure to Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                    11.8.      Resignation or Removal of Administrative
                               Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                    11.9.      Administrative Agent's Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                    11.10.     Agent and Co-Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

              Section 12.      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                    12.1.      Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                    12.2.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                    12.3.      Expenses, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                    12.4.      Amendments, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                    12.5.      Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                    12.6.      Assignments and Participation.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                    12.7.      Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                    12.8.      Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                    12.9.      Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                    12.10.     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                    12.11.     GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                    12.12.     JURISDICTION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
                    12.13.     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

Schedule 1:         Existing Credit Agreements and Liens
Schedule 2:         Calculations of Sample Financial Terms
Schedule 3:         Description of Credit Card Program

Exhibit A:          Form of Note
Exhibit B:          Form of Opinion of Counsel to the Company and
                      the Guarantor
Exhibit C:          Form of Compliance Certificate
Exhibit D:          Form of Total Debt Ratio Notice
Exhibit E:          Form of Assignment and Assumption Agreement

         SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 30, 1994 (as the same may be amended or modified from time to time, this "Agreement"), among HOME SHOPPING NETWORK, INC., a Delaware corporation (the "Company"); HOME SHOPPING CLUB, INC., a Delaware corporation (the "Guarantor"); each of the banks which is a signatory hereto (together with its successors individually, a "Bank" and, collectively, the "Banks"); LTCB TRUST COMPANY, a New York trust company, as agent (in such capacity, together with its successors in such capacity, the "Agent"), BANK OF MONTREAL and THE BANK OF NEW YORK COMPANY, INC. (in such capacity, together with their respective successors in such capacity, the "Co-Agents"); and LTCB TRUST COMPANY, a New York trust company, as Administrative Agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent").

        The Company, the Guarantor, the Agent, the Co-Agents, certain banks as "Banks", and LTCB Trust Company, as "Administrative Agent", are parties to the Amended and Restated Credit Agreement, dated as of December 18, 1992 (as amended, the "1992 Revolving Credit Agreement"), pursuant to which the "Banks" (as defined therein) (hereinafter, the "Existing Banks") have made available to the Company, under the guarantee of the Guarantor, a revolving credit facility providing for loans in an aggregate principal amount not exceeding $40,000,000 at any one time outstanding.

        The Company has requested that the revolving credit facility under the 1992 Revolving Credit Agreement be increased to $100,000,000 and that the 1992 Revolving Credit Agreement otherwise be modified as provided herein. Each of the Existing Banks is willing to agree to such increase in the amounts and on the terms and conditions of this Agreement, and each of the Banks other than the Existing Banks (collectively, the "New Banks") wishes to become a party to the 1992 Revolving Credit Agreement, as amended and restated hereby, and to have all of the rights and obligations of "Banks" hereunder. Accordingly, the Banks are willing to make loans to the Company, under the guarantee of the Guarantor, in an aggregate principal amount not exceeding $100,000,000 at any one time outstanding upon the terms and conditions hereof.

        Accordingly, the parties hereto hereby agree that, effective on the Amendment Effective Date (as hereinafter defined), the 1992 Revolving Credit Agreement is hereby amended and restated in its entirety as follows:


        Section 1.  Definitions and Accounting Matters.

        1.1. Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Agree-ment in the singular to have the same meanings when used in the plural and vice versa):

        "Affiliate" shall mean, with respect to any Person, any other Person (other than a Wholly-Owned Subsidiary of such Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person
(x) is an officer or director of such other Person, (y) possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise, or (z) directly or indirectly owns or controls 10% or more of such other Person's capital stock.

        "Amendment Effective Date" shall mean the date on which this Agreement shall have been executed and delivered by each of the parties provision for whose signature has been made on the signature pages hereof, and each of the conditions precedent set forth in Section 7.1 hereof has been satisfied.

        "Anniversary Date" shall mean the Fee Payment Date falling on or about each anniversary date of this Agreement.

        "Applicable Lending Office" shall mean, for each Bank and for each type of Loan, the Lending Office of such Bank (or of an affiliate of such Bank) designated for such type of Loan on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such type are to be made and maintained.

        "Applicable Margin" shall mean, at any time: (a) with respect to LIBOR Loans, 1.25% minus the Margin Adjustment (if any) in effect at such time; and
(b) with respect to Prime Rate Loans, 0.25% minus the Margin Adjustment (if any) in effect at such time; provided, that in no event shall the Applicable Margin be less than 0%.

        "Bankruptcy Code" shall mean the federal Bankruptcy Code of the United States, 11 U.S.C. Section 101 et seq.

        "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York City and dealings in Dollar deposits are carried out in the London interbank market.

        "Capital Lease" shall mean any lease or other contractual arrangement which under GAAP has been or should be recorded as a capital lease.

        "Change of Control" shall mean any of the following events:

        (i) the acquisition by any "person" or "group" of persons of the "beneficial ownership" (as such terms are defined within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) of outstanding shares of the Company's capital stock, or any sale or other disposition of any of the capital stock of the Company owned by any owner thereof, or any other event such that, after giving effect to such acquisition, sale, disposition or other event, TCI would no longer (A) own, directly or indirectly, or otherwise control at least 51% of the outstanding shares of any class of the Company's common stock the approval of which is required for any fundamental corporate action (including, without limitation, any merger, reorganization, recapitalization, liquidation, distribution, winding-up, sale, transfer or hypothecation of substantially all or a substantial portion of the Company's assets), or (B) possess the ability to elect at least a majority of the Board of Directors of the Company; or

        (ii) any person or group of persons shall acquire all or substantially all of the assets of the Company; or

        (iii) the acquisition by any "person" or "group" of persons of the "beneficial ownership" (as such terms are defined within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) of more than 50% of the then outstanding shares of any class of TCI's capital stock; or

        (iv) any person or group of persons shall acquire all or substantially all of the assets of TCI.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Commitment" shall mean, with respect to any Bank, the amount set forth opposite such Bank's name on the signature pages hereof under the caption "Commitment" (as reduced from time to time pursuant to Section 2.3 hereof or otherwise). The "Commitments" under the 1992 Revolving Credit Agreement are hereby terminated.

        "Commitment Termination Date" shall mean (a) initially, the Fee Payment Date falling on or immediately prior to August 30, 1997, (b) in the event that the Administrative Agent and the Banks agree to extend the facility provided for by this Agreement in accordance with Section 2.9 hereof, then with respect to the Banks agreeing to any such extension, the Commitment Termination Date as so extended, and with respect to the Banks not agreeing to such extension, the Commitment Termination Date as in effect without regard to such extension.

        "Consolidated Net Worth" shall mean, at any date, all amounts which, in conformity with GAAP, would be included under stockholder's equity on a consolidated balance sheet of the Company and its Subsidiaries at such time.

        "Cumulative Net Income" shall mean, for any period, the sum of the net income (but not any net loss) of the Company and its Subsidiaries (including, without limitation, the Guarantor) on a consolidated basis for such period, determined in accordance with GAAP, for each Fiscal Quarter falling within such period.

        "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

        "Dollars" and "$" shall mean lawful money of the United States of America.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

        "ERISA Affiliate" shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or the Guarantor or is under common control (within the meaning of Section 414(c) of the Code) with the Company or the Guarantor.

        "Extension Date" shall mean, for each extension of the Commitment Termination Date requested by the Company under Section 2.9 hereof, the Anniversary Date falling two years prior to the Commitment Termination Date then in effect (without regard to the requested extension) or, if more than one Commitment Termination Date is then in effect (by reason of certain Banks having been Dissenting Banks for any previous extension request, the Anniversary Date falling two years prior to the latest Commitment Termination Date then in effect (without regard to the requested extension). Accordingly, the first Extension Date shall be the Anniversary Date on or about August 30, 1995; and each subsequent such date shall be the corresponding Anniversary Date in the appropriate subsequent calendar year.

        "Event of Default" shall have the meaning assigned to that term in
Section 10 hereof.

        "Facility Fee Rate" shall mean, for each day, the following percentage: at any time when the Total Debt Ratio in Section 9.12 hereof is less than 2:1, 0.25%, and at any time when said Total Debt Ratio is greater than or equal to 2:1, 0.375%, in each case as set forth in the Total Debt Ratio Notice most recently delivered to the Administrative Agent as of such day (which Notice shall be effective on the date of the Administrative Agent's receipt thereof in accordance with Section 12.2 hereof), subject to adjustments as provided in
Section 3.2 hereof.

        "Federal Funds Rate" shall mean, (i) for Overnight Federal Funds Rate Loans, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, and (ii) for Term Federal Funds Rate Loans (if requested by the Company and agreed to by the Administrative Agent and the Banks), for any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on term Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on the first day of such Interest Period for a period equal to such Interest Period, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day and as determined by the Administrative Agent; provided, that (x) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (y) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to LTCB on such day on such transactions as determined by the Administrative Agent.

        "Federal Funds Rate Loans" shall mean Loans which bear interest at rates based upon the Federal Funds Rate, and in any event shall be either an Overnight Federal Funds Rate Loan or a Term Federal Funds Rate Loan.

        "Fee Payment Date" shall mean the 30th day of each February, May, August and November in each year, the first of which shall be the first such day after the date of this Agreement; provided, that if any such day is not a Business Day, then such Fee Payment Date shall be the next succeeding Business Day (unless such Business Day falls in a subsequent calendar month, in which case such Fee Payment Date shall be the next preceding Business Day).

        "Fiscal Quarter" shall mean, a period of three consecutive calendar months commencing on any of the following dates in any Fiscal Year: January 1, April 1, July 1 and October 1.

        "Fiscal Year" shall mean, for the Company, the Guarantor or any Subsidiary, the twelve consecutive calendar month period commencing on such date and on January 1 of each calendar year thereafter and ending on December 31 of such calendar year; and "Fiscal 1994", "Fiscal 1995", and any other year so designated shall mean the Fiscal Year ending on August 31 or December 31, as the case may be, of the indicated calendar year.

        "GAAP" shall mean generally accepted accounting principles in the United States of America, consistently applied, as in effect (unless otherwise specified in this Agreement) from time to time.

        "Guaranteed Program" shall have the meaning assigned to that term in
Schedule 3 hereto.

        "Indebtedness" shall mean, for any Person (but without duplication):

        (a) all indebtedness and other obligations of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business and not overdue by more than 180 days), including, without limitation, all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

        (b) all obligations of such Person under interest rate or currency swaps, caps, collars, floors, options, forward exchange contracts and similar hedging arrangements;

        (c) the stated amount of all letters of credit issued for the account of such Person and (without duplication) all drafts drawn thereunder, and the aggregate face amount of all banker's acceptances as to which such Person is obligated, other than trade letters of credit issued for the account of such Person in the ordinary course of business pursuant to the terms of which (i) such Person is obligated to reimburse the issuer thereof for any drawing thereunder on the date of such drawing and (ii) no other credit shall be extended thereunder to such Person by such issuer;

        (d)  all obligations of such Person under any Capital Leases;

        (e) all obligations of such Person in connection with employee benefit or similar plans;

        (f) all obligations of such Person in respect of guarantees, whether direct or indirect (including, without limitation, agreements to "keep well" or otherwise ensure a creditor against loss) with respect to any indebtedness or other obligation of any other Person of the type described in any of clauses (a) through (e) above;

        (g)  all indebtedness or other obligations referred to in any of clauses
    (a) through (f) above secured by any Lien upon property owned by such Person, whether or not such Person is liable on any such obligation; and

        (h) all obligations of the Company, the Guarantor or any other Subsidiary under the Special Program and/or the Guaranteed Program (each as defined in Schedule 3 hereto).

        "Interest Expense" shall mean, for any period, all interest expense of the Company and its consolidated Subsidiaries for such period determined in accordance with GAAP.

        "Interest Payment Date" shall mean, (i) for any Loan, the last day of the Interest Period relating thereto, and (ii) for any Federal Funds Rate Loan or Prime Rate Loan, the last day of any month which occurs during the Interest Period related thereto, and in any case if such day is not a Business Day, the next succeeding Business Day.

        "Interest Period" shall mean with respect to any (1) LIBOR Loan, the period commencing on the date such Loan is made or converted from a Loan of another type and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 2.2 hereof (or such period of less than one month as the Company may select in accordance with clause (ii) or (iii) of the next paragraph below), except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month,
(2) Overnight Federal Funds Rate Loan, each period of one Business Day, (3) Term Federal Funds Rate Loan, the period commencing on the date such Loan is made or converted from a Loan of another type and ending on the last day for which the Federal Funds Rate for such Loan applies, as agreed between the Company and the Administrative Agent with the consent of the Banks prior to the commencement of such Interest Period and (4) Prime Rate Loan, each period commencing on the date such Loan is made or converted from a Loan of another type and ending on the date 30 days later.

        Notwithstanding the foregoing, (i) each Interest Period which would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (ii) each Interest Period which would otherwise commence before and end after any Commitment Termination Date then in effect for any Bank shall end on such Commitment Termination Date; (iii) if the Company selects an Interest Period that would begin before and end after any Anniversary Date, the Administrative Agent may notify the Company and the Banks that the Company must select a shorter Interest Period that will end on or prior to such Anniversary Date, in which case such shorter period selected by the Company shall (subject to clauses (i) and (ii) above) be the relevant Interest Period; and (iv) the Company must select the duration of Interest Periods so that, notwithstanding clause (i) above, no Interest Period for LIBOR Loans shall have a duration of less than one month (except as provided in clause (ii) or (iii) above), and so that no more than ten Interest Periods with respect to LIBOR Loans shall be in effect at any one time.

        "Investment" shall mean, for any Person, (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities or obligations of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, or loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person, but excluding any such advance, loan or other extension of credit to customers of the Company or to customers of the Company's Subsidiaries having a term not exceeding 90 days arising in the ordinary course of business); (c) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such person; or (d) the entering into of any interest rate or currency swaps, caps, collars, floors, options, forward exchange contracts and similar hedging arrangements.

        "LIBOR" shall mean, with respect to any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the London office of LTCB at approximately 11:00 a.m. London time (or as soon thereafter as practicable) or if such rate is not quoted to LTCB, the rate per annum appearing on the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page of that service for the purpose of displaying London interbank offered rates of major banks) two Business Days prior to the first day of such Interest Period for the offering by such office to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBOR Loan scheduled to be outstanding during such Interest Period from LTCB Trust.

        "LIBOR Loans" shall mean Loans the interest rates on which are determined on the basis of LIBOR.

        "Lien" shall mean, with respect to any asset or other property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset or property, any agreement to grant any of the foregoing with respect to such asset or property, and the filing of a financing statement or similar recording in any jurisdiction with respect to such asset or property. For all purposes hereunder, the Company, the Guarantor or any Subsidiary shall be deemed to own subject to a Lien (i) any asset or other property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset or property and (ii) any account receivable transferred by it with recourse (including any such transfer subject to a holdback or similar arrangement that effectively imposes the risk of collectibility on the transferor).

        "Loans" shall mean the loans provided for by Section 2.1 hereof.

        "LTCB" shall mean The Long-Term Credit Bank of Japan, Limited, a banking corporation duly organized and validly existing under the laws of Japan, and its successors.

        "LTCB Trust" shall mean LTCB Trust Company, a trust company duly organized and validly existing under the laws of the State of New York, and its successors.

        "Majority Banks" shall mean Banks having not less than 51% of the aggregate amount of the Loans outstanding, or if no Loans are then outstanding, Banks holding not less than 51% of the Commitments then in effect, or, if no Loans are then outstanding nor Commitments in effect, Banks which held not less than 51% of the Commitments when most recently in effect; provided, that solely for purposes of determining whether or not the Banks have agreed to each requested extension of the Commitment Termination Date pursuant to Section 2.9 hereof or amendments or waivers of Section 2.9 with respect to any particular extension, "Majority Banks" shall not include any Bank whose Commitment, by reason of such Bank having been a Dissenting Bank for any previous extension, is scheduled to expire or has expired at any time prior to the Commitment Termination Date that is the subject of such extension request.

        "Margin Adjustment" shall mean, at any time of determination thereof, when the Total Debt Ratio, as set forth in the Total Debt Ratio Notice most recently delivered to the Administrative Agent (which Notice shall be effective on the date of the Administrative Agent's receipt thereof in accordance with
Section 12.2 hereof), is at each of the following levels, a subtraction from any Applicable Margin, as set forth below:

                           Effective                Subtraction from
                       Total Debt Ratio             Applicable Margin
                       ----------------             -----------------
                    [S]                               [C]
                    Greater than or
                      equal to 2.50 to 1                    0

                    Less than 2.50 to 1,
                      but greater than
                      2.00 to 1                         (0.25%)

                    Less than 2.00 to 1
                      but greater than or
                      equal to 1.00 to 1                (0.50%)

                    Less than 1.00 to 1                 (0.75%);

provided, that in no event shall the Margin Adjustment cause the Applicable Margin to be less than 0%.

        "Material Subsidiary" shall mean, at any time, a Subsidiary the book value of whose tangible assets at such time exceeds 10% of the book value of the total tangible assets of the Company and the Subsidiaries (on a consolidated basis), but in any event shall include each of the Guarantor, HSN Fulfillment, Inc., HSN Mail Order, Inc. and HSN Realty, Inc., each a Delaware corporation, and their respective successors.

        "Material Subsidiary Group" shall mean, at any time, a group of any two or more Subsidiaries which at such time has a combined aggregate book value of tangible assets in excess of 10% of the book value of the total tangible assets of the Company and the Subsidiaries (on a consolidated basis).

        "Multiemployer Plan" shall mean a plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

        "Non-Material Subsidiary" shall mean, at any time, a Subsidiary which is not a Material Subsidiary.

        "Notes" shall mean the promissory notes provided for by Section 2.7 hereof.

        "Obligations" shall mean all obligations and liabilities of the Company to the Administrative Agent, the Agent, the Co-Agents and the Banks (or any of the foregoing) now or in the future existing under or in connection with this Agreement, any of the Notes or any related document (as any of the foregoing Agreement, Notes or documents may from time to time be respectively amended, modified, substituted, extended or renewed), direct or indirect, absolute or contingent, due or to become due, now or hereafter existing, including without limitation, any payment of principal, interest, fees or expenses due at any time under this Agreement.

        "Operating Cash Flow" shall mean, for any period, the sum of the following for the Company and its Subsidiaries (including, without limitation, the Guarantor) on a consolidated basis:

             (a) operating profit of such Persons for such period; plus

             (b) (to the extent already deducted in arriving at operating profit) depreciation and amortization expense for such Persons for such period; plus

             (c) (to the extent already deducted in arriving at operating profit) non-cash compensation expense related to the Company's executive stock award program;

       all as shown on the consolidated financial statements, including the notes thereto, of the Company and its consolidated Subsidiaries for such period. Operating Cash Flow for the four-Fiscal Quarter period ended June 30, 1994 is as set forth in Schedule 2 hereto (subject to the assumptions set forth therein).

        "Overnight Federal Funds Rate Loan" shall mean a Loan which bears interest at an overnight Federal Funds Rate.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

        "Person" shall mean an individual, a corporation, a company, a voluntary association, a partnership, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

        "Plan" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

        "Post-Default Rate" shall mean a rate per annum, during the period commencing on the date on which any Obligation is not paid in full when due (whether at stated maturity, by acceleration or otherwise) and ending on the date on which all such overdue Obligations are paid in full, equal to 2.00% plus the higher of (x) the Prime Rate as in effect from time to time and (y) the interest rate in effect from time to time for Overnight Federal Funds Rate Loans hereunder (including the Applicable Margin in effect for such Loans at each such time); provided that, if any such unpaid Obligation is principal of a

LIBOR Loan or of a Term Federal Funds Rate Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period commencing on the due date and ending on the last day of the then current Interest Period therefor, 2.00% plus the interest rate for such Loan as provided in Section 3.2(a) or (b) hereof and, thereafter, the rate otherwise provided for above in this definition.

        "Prime Rate" shall mean the rate of interest from time to time announced by LTCB at its office in New York, New York as its prime commercial lending rate, which rate is not necessarily the lowest rate of interest charged or received by LTCB. Each change in the Prime Rate resulting from a change in such prime commercial lending rate shall take effect when such prime commercial lending rate changes.

        "Prime Rate Loans" shall mean Loans which bear interest at rates based upon the Prime Rate.

        "Program" shall have the meaning assigned to that term in Schedule 3 hereto.

        "Regulation A" shall mean Regulation A of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

        "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

        "Regulatory Change" shall mean, with respect to any Bank, any change after the date of this Agreement in United States Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States Federal, State or foreign law or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

        "SEC Report" shall mean, with respect to any Person, any document filed, or deemed filed, at any time with the Securities and Exchange Commission (or any successor thereto) by or on behalf of such Person and available to the public.

        "Short-Term Debt" shall mean, for any Person, all Indebtedness of such Person which would be short term debt, whether direct or contingent, under GAAP as in effect on the date of this Agreement.

        "Special Program" shall have the meaning assigned to that term in
Schedule 3 hereto.

        "Subsidiary" shall mean any corporation, partnership or other Person of which at least a majority of the outstanding shares of capital stock or other ownership interests ordinarily having, in the absence of contingencies, by the terms thereof voting power to elect a majority of the board of directors or similar governing body of such Person is at the time directly or indirectly owned or controlled by the Company, the Guarantor or by the Company and/or the Guarantor, and in any event shall include the Guarantor and its subsidiaries. "Wholly-Owned Subsidiary" shall mean any Person of which all of such ownership interests, other than directors' qualifying shares, are so owned or controlled.

        "TCI" shall mean Tele-Communications, Inc., a Delaware corporation (formerly called TCI/Liberty Holdings, Inc.).

        "Term Federal Funds Rate Loan" shall mean any Federal Funds Rate Loan other than an Overnight Federal Funds Rate Loan.

        "Total Debt" shall mean, for any Person at any time, all Indebtedness of such Person at such time (including, without limitation, all long-term senior and subordinated Indebtedness, all Short-Term Debt, the stated amount of all letters of credit issued for the account of such Person and (without duplication) all unreimbursed draws thereunder), as shown on the consolidated quarterly or annual financial statements, including the notes thereto, of the Company delivered for such period pursuant to Section 9.1 (or referred to in Section 8.2) hereof. Total Debt of the Company and its consolidated Subsidiaries as at the end of the four-Fiscal Quarter period ended June 30, 1994 is as set forth on Schedule 2 hereto (subject to the assumptions set forth therein).

        "Total Debt Ratio" shall mean, at any time, the ratio of (a) Total Debt of the Company and its consolidated Subsidiaries as at the end of the Company's four-Fiscal Quarter period most recently ended as of such time, to (b) Operating Cash Flow for the same period, as shown in the Total Debt Ratio Notice for such period.

        "Total Debt Ratio Notice" shall mean each notice provided for in Section 9.1(g) (or Section 7.1(f)) hereof.

        1.2.  Certain Accounting Matters.

        (a) Unless otherwise disclosed to the Banks in writing at the time of delivery thereof in the manner described in subsection (b) below, all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent on behalf of itself and the Banks hereunder shall be prepared in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Banks hereunder after the date hereof (or, prior to the delivery of the first financial statements furnished to the Banks hereunder, used in the preparation of the audited financial statements referred to in Section 8.2 hereof). All calculations made for the purposes of determining compliance with the terms of Sections 9.11,
9.12 and 9.13 hereof shall, except as otherwise expressly provided herein, be made by application of GAAP applied on a basis consistent with those used in the preparation of the annual or quarterly financial statements then most recently furnished to the Banks pursuant to Section 9.1 (or referred to in Section 8.2) hereof unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Banks shall so object in writing within 30 days after delivery of such financial statements, in either of which cases such calculations shall be made on a basis consistent with those used in the preparation of the most recent financial statements as to which such objection shall not have been made.

        (b) The Company shall deliver to the Administrative Agent, with sufficient copies for delivery to the Banks, contemporaneously with delivery of any annual or quarterly financial statement under Section 9.1 hereof a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the most recently preceding annual or quarterly financial statements as to which no objection shall have been made in accordance with the last sentence of subsection (a) above, and reasonable estimates of the difference between such statements arising as a consequence thereof.

        Section 2. Commitments.

        2.1. Loans. Each Bank severally agrees, on the terms and subject to the conditions of this Agreement, to make Loans to the Company from time to time during the period from and including the date hereof to but not including the Commitment Termination Date (as from time to time in effect for such Bank) in principal amounts not to exceed in the aggregate at any time outstanding the amount of such Bank's Commitment as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Commitments by means of LIBOR Loans, Federal Funds Rate Loans or Prime Rate Loans, and during such period the Company may convert Loans of one type into Loans of another type (as provided in Section 2.8 hereof); provided, that no more than ten LIBOR Loans may be outstanding from each Bank at any time.

        On the Amendment Effective Date, any loans then outstanding under the 1992 Revolving Credit Agreement shall be deemed to be Loans outstanding under this Agreement, and the Administrative Agent, on behalf of the Company, is hereby authorized and directed to make a borrowing from all of the Banks to reimburse the Existing Banks in such amounts as may be required so that the aggregate principal amount of the loans that were outstanding under the 1992 Revolving Credit Agreement shall be Loans held pro rata by the Banks hereunder in accordance with their respective Commitments.

        2.2. Borrowings. The Company shall give the Administrative Agent (which shall promptly notify the Banks) notice of each borrowing hereunder as provided in Section 4.5 hereof. Not later than 10:00 a.m., or, in the case of a borrowing of Overnight Federal Funds Rate Loans or Prime Rate Loans, 12:00 p.m., New York time on the date specified for each such borrowing, each Bank shall make available the amount of the Loan to be made by it on such date to the Administrative Agent, at account number 04203606 maintained by the Administrative Agent with Bankers Trust Company (ABA No. 021001033), One Bankers Trust Plaza, New York, New York 10006 (reference: "Home Shopping Network - 1994 Revolving Credit Facility"), attention: Winston Brown, in immediately available funds. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company designated by the Company in the related notice of borrowing.
References in this Agreement to the date on which a Loan is made shall be to the date on which funds borrowed pursuant to such Loan shall have been made available to the Company pursuant to this Section 2.2.

        2.3. Changes of Commitments. The Company shall have the right to terminate or reduce the amount of the Commitments at any time or from time to time; provided that (i) the Company shall give notice of each such termination or reduction as provided in Section 4.5 hereof; (ii) each partial reduction shall be in an aggregate amount at least equal to $5,000,000; and (iii) the Commitments may not be reduced below the aggregate principal amount of all Loans then outstanding. Commitments once terminated or reduced may not be reinstated.

        2.4.  Fees.

        (a) The Company shall pay to the Administrative Agent for account of each Bank a facility fee on the full daily amount of such Bank's outstanding Commitment (whether or not utilized), for each day during the period from and including the date of this Agreement to and including the earlier of the date such Commitment is terminated or the day prior to the Commitment Termination Date for such Bank, at a rate per annum equal to the Facility Fee Rate for such day (subject to Section 3.2 hereof); provided, however, that no such fee shall be payable to any Bank with respect to the portion (if any) of such Bank's Commitment corresponding to the principal amount of Loans which such Bank shall not have made in accordance with (i) a notice of borrowing properly and timely given and
(ii) the terms and conditions of this Agreement, and with respect to which all conditions precedent thereto shall have been satisfied. All outstanding accrued facility fees of each Bank shall be due and payable on each Fee Payment Date and on the earlier of the date the Commitment of such Bank is terminated or the Commitment Termination Date for such Bank.

        (b) The Company shall pay to the Administrative Agent for its own account an annual Agency Fee in the amount and at the times set forth in the fee letter, dated July 15, 1994, among the Company, the Guarantor and the Administrative Agent.

        2.5. Lending Offices. The Loans made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such type.

        2.6. Several Obligations; Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable by the Company or the Guarantor at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Bank, the Agent, either Co-Agent or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

        2.7.  Notes.

        (a) The Loans made by each Bank shall be evidenced by a single promissory note of the Company in substantially the form of Exhibit A hereto, dated the date of this Agreement, payable to the order of such Bank in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed. Each Loan made by each Bank, and all payments and prepayments made on account of the principal thereof, and all conversions of such Loans, shall be recorded by such Bank on its books and, prior to any transfer of the Note held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided, that no failure by any Bank to make such recording or endorsement shall affect the obligations of the Company or the Guarantor under this Agreement to such Bank or the holder of such Note.

        (b) Each Bank shall be entitled to have its Note subdivided or reissued in connection with an assignment of all or any portion of its Commitment, Loans and Note pursuant to Section 12.6(b) hereof.

        2.8. Prepayments and Conversions of Loans. The Company shall have the right to prepay Loans, or to convert Loans of one type into Loans of another type, at any time or from time to time, it being understood that any such conversion constitutes the simultaneous repayment of a Loan in accordance with
Section 3.1 hereof and the making of a new Loan in accordance with Section 2.1 hereof; provided, that (a) the Company shall give the Administrative Agent notice of each such prepayment or conversion as provided in Section 4.5 hereof;
(b) Loans may be prepaid or converted only on the last day of an Interest Period for such Loans; (c) prepayments and conversions of Loans shall be subject to the indemnity provisions of Section 5.4 hereof.

        2.9. Extension of Facility. The Company shall be entitled to request, by written notice to be given to the Administrative Agent not less than 45 days prior to any Extension Date (of which request the Administrative Agent shall promptly notify the Banks), that the Commitment Termination Date then in effect be extended for a period of one year to the Fee Payment Date that is one year after such Commitment Termination Date and:

              (i) if all the Banks having Commitments that are scheduled to terminate on such Commitment Termination Date shall have notified the Administrative Agent that they agree to such request by not later than the date (the "Cut-Off Date") 15 days prior to such Extension Date, the definition of "Commitment Termination Date" in Section 1.1 shall, so long as no Default shall have occurred and be continuing on such Extension Date, be extended to the Fee Payment Date which is one year beyond the date that would otherwise have been the Commitment Termination Date;

             (ii) if such notifications are not received from the Majority Banks or if the Administrative Agent does not so agree, then no such extension shall be made, and the facility provided for hereunder shall terminate on the then scheduled Commitment Termination Date (or Dates) then in effect; and

            (iii) if such notifications are not received from all such Banks, but are received from a Bank or Banks ("Assenting Banks") whose Commitments constitute not less than 51 percent of the aggregate Commitments (scheduled to terminate on the Commitment Termination Date that is requested to be extended) at such time and from the Administrative Agent, the Commitments of the Bank or Banks ("Dissenting Banks") who do not so notify shall be reduced to zero on the Commitment Termination Date then in effect and, solely for purposes of the Administrative Agent and the Assenting Banks (and the obligations of the Company and the

         Guarantor with respect thereto), the Commitment Termination Date shall be extended as provided in clause (i) above in respect of the Assenting Banks provided that no Default shall have occurred and be continuing on such Extension Date.

               Each of the Banks and the Administrative Agent agrees to use its reasonable efforts to timely respond (either to consent or to withhold consent) to a request to extend the Commitment Termination Date pursuant to this Section
2.9 on or before the relevant Cut-Off Date. If the Administrative Agent or any Bank fails to timely respond in accordance with the previous sentence, the Administrative Agent or such Bank, as the case may be, shall be deemed to have rejected such request.

               In the event that clause (iii) above of this Section 2.9 is applicable, the following additional provisions shall apply:

               (1) If, at any time after the Cut-Off Date for any extension but prior to the corresponding Extension Date (15 days later), any Dissenting Bank notifies the Administrative Agent that it has changed its decision and that it agrees to the requested extension, the Administrative Agent may, with the consent of the Company (which consent shall not be unreasonably withheld), include or not include such Bank as an Assenting Bank in the proposed extension, and if such Bank is included as an Assenting Bank and if the provisions of clause (i) or (iii) of this Section 2.9 become effective, the Commitment of such Bank shall not be reduced to zero as provided in clause (iii).

               (2) At any time during the period commencing on the Cut-Off Date for any extension pursuant to Section 2.9(i) to but not including the Commitment Termination Date as then in effect for the Dissenting Banks for such Cut-Off Date (without regard to any extension thereof) (the "Replacement Period," such period being approximately two years plus 15 days), the Company may give a written request to the Administrative Agent (each such request a "Commitment Reinstatement Request") requesting that the Administrative Agent assist the Company in arranging with any financial institution or institutions (which may or may not be a Bank hereunder at such time) selected by the Company to assume that portion of the Commitments of all of the Dissenting Banks for such extension (the "Available Commitment Interests") as the Company may request in such Commitment Reinstatement Request.

                If the Administrative Agent receives a Commitment Reinstatement Request on or prior to the last day of such Replacement Period, the Administrative Agent may, but shall not be obligated to, assist the Company in making such arrangements. If any financial institution or institutions agree to assume any portion of the Available Commitment Interests (each such institution being called a "Replacement Bank") on or prior to the last day of such Replacement Period, the Administrative Agent shall allocate the portion of the Available Commitment Interests to be so assumed pro rata among the Commitments and Loans of all Dissenting Banks for such Replacement Period. Each such Dissenting Bank hereby agrees, immediately upon request therefor by the Administrative Agent and in any event on the last day of an Interest Period and no later than the last day of such Replacement Period, to assign to such Replacement Bank the portion of its Commitment and outstanding Loans so allocated for a purchase price equal to the principal amount of each such Loan plus all accrued interest thereon to the date of purchase. Such assignment shall be effected by the execution and delivery to the Administrative Agent of an Assignment and Assumption Agreement substantially in the form of Exhibit E hereto. Upon execution and delivery of an Assignment and Assumption Agreement by the Dissenting Banks and each Replacement Bank and the effectiveness thereof as provided therein, such Replacement Bank shall be treated as a "Bank" for all purposes of this Agreement and, without limiting the foregoing, shall perform all of the obligations, and be entitled to the full benefit, of this Agreement to the same extent as if it were an original party to this Agreement in respect of the rights and/or obligations assigned or transferred to it. Solely for the purposes of determining the rights and obligations of any Replacement Bank with respect to the portion of the Commitments so assigned to it, each Dissenting Bank shall, upon the effectiveness of each such assignment, be deemed to have assented to the previously proposed extension of the Commitment Termination Date pursuant to this Section 2.9.

                The giving of any Commitment Reinstatement Request shall constitute the Company's and the Guarantor's authorization to the Administrative Agent to effect the transactions contemplated thereby, and no revocation thereof shall be effective unless received by the Administrative Agent from the Company at least five Business Days prior to the effectiveness of any assignment arranged by the Administrative Agent in response to such Commitment Reinstatement Request. Each request or notice from the Company under this Section 2.9, and each action taken by the Administrative Agent in response to such request or notice, shall bind the Guarantor.

             It is expressly agreed that the Administrative Agent and each Bank may from time to time grant or withhold its consent to any extension of the Commitment Termination Date at its sole discretion and based on such criteria and subject to such terms or conditions as the Administrative Agent or such Bank may deem appropriate at the time; provided that amendments to the terms and conditions of this Agreement shall require the prior consent of the Company, the Guarantor and some or all of the Banks, as provided in Section 12.4 hereof. Nothing in this Agreement or any related document shall be construed to constitute a commitment by the Administrative Agent or any Bank to effect any such extension, and none of the Administrative Agent, the Agent, either Co-Agent or any Bank shall be liable to the Company, the Guarantor or any other Person for any consequences arising from the failure to effect any such extension.


             Section 3.  Payments of Principal and Interest.

             3.1. Repayment of Loans. The Company shall pay to the Administrative Agent for account of each Bank (i) the principal of each of such Bank's Loans on the last day of the Interest Period for such Loan and (ii) on the Commitment Termination Date for each Bank, the principal then outstanding of all Loans of such Bank.

             3.2. Interest. The Company shall pay to the Administrative Agent for account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                   (a) during such periods as such Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBOR for such Loan for such Interest Period plus the Applicable Margin in effect for each day during such Interest Period; and

                   (b) during such periods as such Loan is a Federal Funds Rate Loan, for each Interest Period relating thereto, the Federal Funds Rate (as in effect for such Interest Period) plus 1.75% per annum;

                   (c) during such periods as such Loan is a Prime Rate Loan, for each Interest Period relating thereto, the Prime Rate (as in effect for such Interest Period) plus the Applicable Margin in effect for each day during such Interest Period.

Notwithstanding the foregoing, at any time during the period commencing on the date on which any Obligation is not paid in full when due (whether at stated maturity, by acceleration or otherwise) and ending on the date on which all such overdue Obligations are paid in full, the Company shall pay to the Administrative Agent for account of each Bank interest on the principal of all Loans and (to the fullest extent permitted by law) on any unpaid interest or any other amount payable by the

Company hereunder or under the Note held by such Bank at the Post-Default Rate.

        Accrued interest on each Loan shall be payable (i) on each Interest Payment Date for such Loan and (ii) in any case, on the date on which any principal amount thereof is paid or prepaid or converted to a Loan of another type on the portion thereof being so paid, prepaid or converted, except that interest on any principal, interest or other amount payable at the Post-Default Rate shall be payable from time to time on demand.

        If the Company shall fail to timely deliver a Total Debt Ratio Notice in respect of any four-Fiscal Quarter period in accordance with Section 9.1(g) hereof, and it transpires that the Total Debt Ratio has changed from that which was in effect with respect to the previous four-Fiscal Quarter period such that any interest rate or Facility Fee Rate hereunder would increase, the Company agrees that the interest rate on the Loans shall, by operation of the definition of Applicable Margin, and the Facility Fee Rate shall, by operation of the definition thereof, automatically increase on the date such Total Debt Ratio Notice is duly given in accordance with Section 12.2 hereof. In addition, (i) such increase shall be retroactive to the date on which such Total Debt Ratio Notice should have been delivered in accordance with Section 9.1(g) hereof and (ii) the incremental interest or facility fee for the retroactive period shall be payable on the next date on which interest or facility fee is payable under this Agreement and the Notes (or, if no further interest or facility fee is payable, immediately on demand by the Administrative Agent or any Bank). If the Company shall fail to timely deliver a Total Debt Ratio Notice in respect of any four-Fiscal Quarter period, and it transpires that the Total Debt Ratio has changed from that which was in effect with respect to the previous four-Fiscal Quarter period such that any interest rate or facility fee hereunder would decrease, then such decrease shall be effective from the date on which such Total Debt Ratio Notice is received by the Administrative Agent, and shall have no retroactive effect.

        No provision of this Agreement or the Notes or any other document delivered in connection with either thereof and no transaction contemplated hereby or thereby shall be construed or shall operate so as to require the Company, the Guarantor or any other Person liable for payment of any of the Obligations to pay interest in an amount or at a rate greater than the maximum allowed from time to time by applicable law. Should any interest or other charges paid by the Company, the Guarantor or any such other Person under any such document result in a computation or earning of interest in excess of the maximum rate of interest permitted under applicable law in effect while such interest is being earned, then such excess shall be and hereby is waived by each Bank and all such excess shall be automatically credited against and in reduction of the principal balance of such amounts payable under such documents and any portion of such excess received by any Bank shall be paid over by such Bank to the Company, the Guarantor or such other Person, as the case may be, it being the intent of the parties hereto that under no circumstances shall the Company, the Guarantor or such other Person be required to pay interest in excess of the maximum rate allowed by such applicable law.


             Section 4.  Payments; Pro Rata Treatment; Computations, Etc.

             4.1. Payments. Except to the extent otherwise provided herein, all payments of Obligations shall be made in Dollars, in immediately available funds and without set-off, counterclaim or deduction of any kind, to the Administrative Agent at account number 04203606 maintained by the Administrative Agent at Bankers Trust Company (ABA No. 021001033), One Bankers Trust Plaza, New York, New York 10006 (reference: "Home Shopping Network - 1994 Revolving Credit Facility"), attention: Winston Brown (or at such other account or at such other place or in such other manner as the Administrative Agent may notify the Company from time to time), not later than 11:00 a.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Any Bank for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Company or the Guarantor with such Bank or any affiliate of such Bank (with subsequent notice to the Company or the Guarantor, as the case may be, provided, that such Bank's failure to give such notice shall not affect the validity of such debit). The Company or the Guarantor, as the case may be, shall at the time of making a payment under this Agreement or any Note specify to the Administrative Agent (i) the account from which the payment funds will be transmitted and the manner and approximate time of such transmission and
(ii) the Loans or other amounts payable by the Company hereunder to which such payment shall be applied, and in the event that it shall have failed so to specify, or if an Event of Default shall have occurred and be continuing, the Administrative Agent may distribute such payment to the Banks in such manner as it or the Majority Banks may deem appropriate, subject to Section 4.2 hereof.

        Each payment received by the Administrative Agent under this Agreement or any Note for account of a Bank shall be paid promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan in respect of which such payment is made.

        If the due date of any payment to be made hereunder or under any Note would otherwise fall on a day which is not a

Business Day, such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

             4.2. Pro Rata Treatment. Except to the extent otherwise provided herein:

             (a) each borrowing from the Banks under Section 2.1 hereof shall be made from the Banks, each payment of facility fee under Section 2.4 hereof shall be made for account of the Banks and each termination or reduction of the amount of the Commitments under
         Section 2.3 hereof shall be applied to the Commitments of the Banks, pro rata according to the amounts of their respective unused Commitments;

             (b) each conversion of Loans of a particular type (other than conversions provided for by Section 5.1 hereof) shall be made pro rata among the Banks holding Loans of such type according to the respective principal amounts of such Loans held by such Banks; and

             (c) each payment and prepayment by the Company of principal of or interest on Loans of a particular type shall be made to the Administrative Agent for account of the Banks holding Loans of such type pro rata in accordance with the respective unpaid principal amounts of such Loans held by such Banks.

             4.3. Computations. Interest on all Loans and the facility fee shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

             4.4. Minimum Amounts. Except for conversions or prepayments made pursuant to Section 5.1 hereof, each borrowing, conversion and prepayment of principal of Loans shall be in an aggregate amount at least equal to $5,000,000, provided, that borrowings, prepayments or conversions of or into Loans of different types or, in the case of LIBOR Loans, having different Interest Periods, at the same time hereunder shall each be deemed separate borrowings, conversions or prepayments, as the case may be. Notwithstanding anything in this Agreement to the contrary, the aggregate principal amount of LIBOR Loans having the same Interest Period shall be at least equal to $5,000,000 and, if any LIBOR Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Prime Rate Loans during such period.

             4.5. Certain Notices. Notices by the Company to the Administrative Agent of terminations or reductions of Commitments, of borrowings, conversions and prepayments of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 10:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, conversion or prepayment or the first day of such Interest Period specified below:

                                                                                                               Number of
                                                                                                                Business
                                        Notice                                                                 Days Prior
             Termination or reduction of Commitments                                                                  10

             Borrowing of Overnight Federal Funds Rate Loans; or conversion of Term Federal Funds Rate Loans
             or Prime Rate Loans into Overnight Federal Funds Rate Loans                                         same day

             Borrowing or prepayment of LIBOR Loans; conversion of LIBOR Loans into any other type of Loans;
             conversion of any type of Loans into LIBOR Loans; or duration of Interest Period for LIBOR
             Loans                                                                                                      3

             Borrowing or prepayment of Term Federal Funds Rate Loans; conversion of any type of Loans into
             Term Federal Funds Rate Loans; or duration of Interest Period for Term Federal Funds Rate Loans            3

             Borrowing or prepayment of Prime Rate Loans; or conversion of Federal Funds Rate Loans into
             Prime Rate Loans                                                                                    same day

In addition:

                 (a) Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced.

                 (b) Each such notice of borrowing, conversion or prepayment shall specify the Loans to be borrowed, converted or prepaid and the amount (subject to Section 4.4 hereof) and type of the Loans to be borrowed, converted or prepaid and the date of borrowing, conversion or prepayment (which shall be a Business Day).

                 (c) Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate.

                 The Administrative Agent shall promptly notify the Banks of the contents of each such notice.

         In the event that the Company fails to select the duration of any Interest Period for any LIBOR Loans or Term Federal Funds Rate Loans within the time period and otherwise as provided in this Section 4.5, or if the Company and the Administrative Agent with the consent of the Banks fail to agree upon a term for any requested Term Federal Funds Rate Loans, such Loans (if outstanding as LIBOR Loans) will, subject to the terms and conditions of this Agreement, be automatically converted into Overnight Federal Funds Rate Loans on the last day of the then current Interest Period for such Loans or (if outstanding as Overnight Federal Funds Rate Loans or Prime Rate Loans) will remain as Overnight Federal Funds Rate Loans or Prime Rate Loans, as the case may be, or (if not then outstanding) will be made as Overnight Federal Funds Rate Loans.

         4.6 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Bank or the Company or the Guarantor prior to the date on which such Bank or the Company or the Guarantor is scheduled to make payment to the Administrative Agent of (in the case of a Bank) the proceeds of a Loan to be made by it hereunder or (in the case of the Company or the Guarantor) a payment to the Administrative Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Bank or the Company or the Guarantor (as the case may be) has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Overnight Federal Funds Rate for such day (as determined by the Administrative Agent) for the first three days and thereafter (1) at the Prime Rate in effect from time to time in the case of payments to be recovered from any Bank, and (2) at the Post-Default Rate in the case of payments to be recovered from the Company or the Guarantor.

         4.7 Sharing of Payments, Etc. Each of the Company and the Guarantor agrees that, in addition to (and without limitation of) any right of setoff, bankers' lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it in ordinary deposit accounts of the Company or the Guarantor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans, or any other amount payable to such Bank hereunder, which is not paid when due (regardless of whether such balances are then due to the Company or the Guarantor), in which case it shall promptly notify the Company or the Guarantor, as the case may be, and the Administrative Agent thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof. If any Bank shall obtain payment of any principal of or interest on any Loan made by it to the Company, or any other amount payable to such Bank, under this Agreement through the exercise of any right of setoff, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Bank shall have received a greater percentage of the principal, interest or such other amount then due hereunder by the Company to such Bank than the percentage received by any other Banks, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans made by such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Banks or such other amount due to the Banks hereunder. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Each of the Company and the Guarantor agrees that any Bank so purchasing a participation (or direct interest) in the Loans made by other Banks (or in interest due thereon, as the case may be) may exercise all rights of setoff, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company or the Guarantor; provided that to the extent any such Bank exercises any such right with respect to any other indebtedness or obligation of the Company or the Guarantor, it shall also exercise its rights under this Section 4.7 and agrees that the benefits of exercising any such rights shall be shared with the Banks pro rata in the proportion that the unpaid obligations of the Company and the Guarantor owing to such Bank hereunder bear to such other indebtedness or obligation. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a setoff to which this Section 4.7 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.7 to share in the benefits of any recovery on such secured claim.

         Section 5.       Yield Protection and Illegality.

         5.1      Additional Costs.

         (a) The Company shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any costs which such Bank determines are attributable to its making or maintaining of any LIBOR Loans to the Company or its obligation to make any LIBOR Loans to the Company hereunder, or any reduction in any amount receivable by the Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which (i) changes the basis of taxation of any amounts payable to such Bank by the Company or the Guarantor under this Agreement or the Notes in respect of any of such Loans (other than taxes imposed on the overall net income of such Bank or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "LIBOR" in
Section 1.1 hereof), or the Commitment of such Bank; or (iii) imposes any other condition affecting this Agreement or the Notes (or any of such extensions of credit or liabilities) or the Commitments.

         (b)      Without limiting the effect of the provisions of Section 5.1
(a) hereof, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Company, the obligation of such Bank to make, and to convert Federal Funds Rate Loans or Prime Rate Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (and all LIBOR Loans held by such Bank shall be automatically converted into Overnight Federal Funds Rate Loans at the end of the then current Interest Period for each of them, or on such earlier date as such Bank may specify in writing as being the last permissible date for such prepayment under applicable law, rules or regulations); provided, that in such event such Bank shall use its best efforts to obtain a Federal Funds Rate offered for deposits made for a period of time longer than overnight (to the extent such a rate is then obtainable), but any failure to obtain such a rate shall in no way affect the rights of the Banks to receive interest on such Loans at the Federal Funds Rate otherwise obtainable.

         (c) Without limiting the effect of the foregoing provisions of this Section 5.1 (but without duplication), the Company shall pay to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank for any costs which it determines are attributable to the maintenance by such Bank (or any Applicable Lending Office), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority, of capital in respect of such Bank's Commitment (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office) to a level below that which such Bank (or any Applicable Lending Office) could have achieved but for such law, regulation, interpretation, directive or request).

         (d) Determinations and allocations by any Bank for purposes of this Section 5.1 of the effect of any Regulatory Change pursuant to Section 5.1(a) or (b) hereof, or of the effect of capital maintained pursuant to
Section 5.1(c) hereof, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.1, shall be conclusive absent manifest error.

         5.2. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any LIBOR Loan for any Interest Period therefor:

         (a) the Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates for the deposits referred to in the definition of "LIBOR" in Section 1.1 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for such Loans as provided herein; or

         (b) any Bank determines (which determination shall be conclusive), and so notifies the Administrative Agent, that the rates of interest referred to in the definition of "LIBOR" in Section 1.1 hereof upon the basis of which the rate of interest for LIBOR Loans for such Interest
    Period is to be determined do not adequately cover the cost to such Bank of making or maintaining such LIBOR Loans for such Interest Period;

then the Administrative Agent shall give the Company prompt notice thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to make additional LIBOR

Loans or to convert Federal Funds Rate Loans or Prime Rate Loans into LIBOR Loans and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Loans, either repay such Loans as provided in Section 3.1 hereof or convert such Loans into Federal Funds Rate Loans or Prime Rate Loans in accordance with Section 2.8 hereof.

         5.3. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans hereunder, then such Bank shall promptly notify the Administrative Agent and the Company and such Bank's obligation to make LIBOR Loans shall be suspended until such time (prior to the Commitment Termination Date) as such Bank may again make and maintain LIBOR Loans and such Bank's outstanding LIBOR Loans shall be automatically converted into Federal Funds Rate Loans or Prime Rate Loans, as such Bank may select, at the end of the then current Interest Period for each of them, or on such earlier date as such Bank may specify in writing as being the last permissible date for such prepayment under applicable laws, rules or regulations.

         5.4. Compensation. The Company shall pay to each Bank, upon the request of such Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense (including, without limitation, costs arising from premature termination of such Bank's obligations under interest rate swaps, caps, collars, floors, options, forward exchange contracts and similar hedging arrangements) which such Bank determines are attributable to:

         (a) any payment, prepayment or conversion of a Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof) on a date other than the last day of an Interest Period for such Loan; or

         (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in
    Section 7 hereof to be satisfied) to borrow or convert into a LIBOR Loan or a Term Federal Funds Rate Loan on the date for such borrowing or conversion specified in the relevant notice of borrowing given pursuant to Section 2.2 hereof or notice of conversion given pursuant to Section 2.8 hereof.

Such Bank shall deliver to the Company, promptly upon such request, a certificate setting forth in reasonable detail the basis for calculation of such amounts, the contents of such certificate being, in the absence of manifest error therein, conclusive evidence of such amounts; provided, that the failure of such Bank to deliver such certificate shall in no way affect such Bank's rights to such compensation. The failure of any Bank to request the compensation provided for in this Section 5.4 in any instance shall not affect such rights of such Bank in any other instance or of any other such Bank in any instance.

         5.5. Taxes. All payments of Obligations (as used in this Section 5.5, "Payments") shall be made free and clear of, and without deduction by reason of, any and all taxes, duties, assessments, withholdings, retentions or other similar charges whatsoever imposed, levied, collected, withheld or assessed by any jurisdiction or any agency or taxing authority thereof or therein (as used in this Section 5.5, "Taxes"), all of which shall be paid by the Company for its own account not later than the date when due. If the Company is required by law to deduct or withhold any Taxes from any Payment, the Company shall: (a) make such deduction or withholding; (b) pay the amount so deducted or withheld to the appropriate taxing authority not later than the date when due (irrespective of the rate of such deduction or withholding); (c) deliver to such Bank, promptly and in any event within 30 days after the date on which such Taxes become due, original tax receipts and other evidence satisfactory to such Bank of the payment when due of the full amount of such Taxes; and (d) pay to the respective Bank, forthwith upon any request by such Bank therefor from time to time, such additional amounts as may be necessary so that such Bank receives, free and clear of all Taxes, the full amount of such Payment stated to be due under this Agreement or the Notes as if no such deduction or withholding had been made.

         Each Bank that is not organized under the laws of the United States or of any political subdivision thereof agrees that it will deliver to the Company on the date of its initial Loan and thereafter as may be required from time to time by applicable law or regulation United States Internal Revenue Service Form 4224 or 1001 (or any successor form) or such other form as from time to time may be required to demonstrate that payments made by the Company to such Bank under this Agreement or such Note either are exempt from United States Federal withholding taxes or are payable at a reduced rate (if any) specified in any applicable tax treaty or convention.

         Each Bank agrees to use reasonable efforts to transfer its Commitment or Loans to another Applicable Lending Office of such Bank if such transfer would avoid the need for or mitigate the amount of any deduction or withholding of Taxes on payments of interest to such Bank under this Agreement thereafter, but no Bank shall be required to make such transfer if such Bank determines that such Bank would suffer any legal, economic or regulatory disadvantage.

         Without limiting the survival of any other provisions of this Agreement or the Notes, the obligations of the Company under this Section shall survive the repayment of the Loans and the Notes.

         Section 6.       Guarantee.

         6.1 Unconditional Guarantee. For valuable consideration, receipt of which is hereby acknowledged, and to induce the Banks to make Loans to the Company, the Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent, the Agent, each of the Co-Agents and each of the Banks the payment in full when due (whether at stated maturity, by acceleration or otherwise) of all principal of and interest on each Loan and all other amounts payable by the Company hereunder and under the Notes and all other documents referred to herein or therein, in accordance with the terms hereof and thereof, and, in the case of any extension of time of payment, in whole or in part, that all such amounts shall be paid in full when due (whether at stated maturity, by acceleration or otherwise) in accordance with the terms of such extension. The Guarantor hereby unconditionally agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any of such principal, interest or other amounts, the Guarantor shall forthwith pay and perform the same in the money and funds, at the time, in the place and in the manner provided for such payment in this Agreement, the Notes or other applicable document.

         6.2. Validity. The Guarantor hereby agrees that the guarantee provided by this Section 6 is a continuing guarantee of payment and not merely of collection, that it is a primary, independent obligation of the Guarantor and that the Guarantor's obligations hereunder shall be absolute, unconditional and irrevocable, irrespective of (a) any invalidity, illegality, irregularity or unenforceability of, or defect in or any change in this Agreement, the Notes or any other document referred to herein or therein, (b) any amendment, modification or waiver of any term or condition of this Agreement or the Notes or any such other document, or any waiver or consent by the Administrative Agent or any Bank to any departure from the terms hereof or thereof, (c) any sale, exchange, release, surrender, realization upon or other dealings with any security or guarantee for any of the obligations guaranteed hereby (whether now or hereafter granted), (d) any settlement or compromise of such obligations,
(e) the absence of any action to demand or enforce any of such obligations against the Company, (f) the recovery of any judgment against the Company or any other Person, or any action to enforce the same, (g) the recovery of any claim under any other guarantee of or security for such obligations or under any applicable insurance, or (h) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety (other than full and strict compliance with and satisfaction of such liabilities).

         6.3. Waivers. The Guarantor hereby waives notice of acceptance of the guarantee provided by this Section 6, notice of the extension of any credit or financial accommodation, notice of the making of any Loan or the incurrence of any other Obligations, notice of any extension of any Commitment Termination Date, demand of payment, filing of claims with a court in the event of bankruptcy of the Company or any other Person, any right to require a proceeding or the filing of a claim first against the Company, any other guarantor, any other Person, any letter of credit, or any security for any of the Obligations, presentment, protest, notice of default, dishonor or nonpayment and any other notice and all demands whatsoever. The Guarantor hereby further waives all setoffs and counterclaims against the Company, the Administrative Agent, the Agent, each of the Co-Agents and each of the Banks.

         6.4. Subordination and Subrogation. The Guarantor hereby subordinates all present and future claims, now held or hereafter acquired, against the Company as a creditor or contributor of capital, or otherwise, to the prior and final payment in full to the Banks of all of the Obligations. If, without reference to the provisions of this Section 6.4, the Guarantor would at any time be or become entitled to receive any payment on account of any claim against the Company, whether in insolvency, bankruptcy, liquidation or reorganization proceedings, or otherwise, the Guarantor shall and does hereby irrevocably direct that all such payments shall be made directly to the Administrative Agent on account of the Banks until all Obligations shall be paid in full. Should the Guarantor receive any such payment, the Guarantor shall receive such amount in trust for the Banks and shall immediately pay over to the Administrative Agent such amount as provided in the preceding sentence.

         Anything contained in this Section 6 to the contrary notwithstanding, the obligations of the Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of the Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of the Guarantor in respect of intercompany indebtedness to the Company or other Affiliates of the Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by the Guarantor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of the Guarantor pursuant to (i) applicable law or
(ii) any agreement providing for an equitable allocation among the Guarantor and other Affiliates of Company of obligations arising under guaranties by such parties.

         The Guarantor further agrees that any rights of subrogation the Guarantor may have against the Company, and any rights of contribution the Guarantor may have against Company, and any rights of contribution the Guarantor may have against any other guarantor of the Obligations hereunder, shall be junior and subordinate to any rights the Administrative Agent or the Banks may have against such other guarantor.

         6.5 Acceleration. The Guarantor agrees that, as between the Company on the one hand, and the Administrative Agent, the Agent, the Co-Agents and the Banks, on the other hand, the obligations of the Company guaranteed under this Section 6 may be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in Section 10 hereof for purposes of this Section 6, notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting the Company or otherwise) preventing such declaration as against the Company and that, in the event of such declaration or automatic acceleration, such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Guarantor for purposes of this Section 6.

         6.6. Reinstatement. The Guarantor covenants that the guarantee provided by this Section 6 will not be discharged except by complete and final payment of all of the Obligations and all obligations of the Guarantor arising out of this guarantee. In the event that any payment is made by the Company hereunder or by the Guarantor under this guarantee, and is thereafter required to be rescinded or otherwise restored or paid over to the Company, the Guarantor or any other person (whether upon the insolvency or bankruptcy of the Company or the Guarantor or otherwise), the Guarantor's obligations hereunder shall immediately and automatically be reinstated as though such payment had not been made.


         Section 7.       Conditions Precedent.

         7.1 Initial Loan. The occurrence of the Amendment Effective Date, the accession of each New Bank to this Agreement and the obligation of the Banks to make the initial Loans hereunder are subject to the receipt by the Administrative Agent, on or before September 2, 1994, of each of the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:

         (a) Certified copies of the certificate of incorporation and bylaws of the Company and the Guarantor and all corporate action and (if necessary) stockholder action taken by the Company and the Guarantor approving this Agreement and the Notes and borrowings by the Company hereunder and the guarantee by the Guarantor hereunder (including, without limitation, a certificate setting forth the resolutions of the Boards of Directors of the Company and the Guarantor adopted in respect of the transactions contemplated hereby).

         (b) A certificate of each of the Company and the Guarantor in respect of each of the officers (i) who is authorized to sign this Agreement or the Notes on its behalf and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby. The Administrative Agent, the Agent, the Co-Agents and the Banks may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Company or the Guarantor, respectively, to the contrary.

         (c) Certificates, as of a recent date, from the appropriate authorities for each jurisdiction in which the Company and the Guarantor are incorporated or qualified to do business, as to the good standing of the Company and the Guarantor, respectively, in each such jurisdiction.

         (d) A certificate of a senior officer of each of the Company and the Guarantor to the effect set forth in the first sentence of Section 7.2 hereof.

         (e) An opinion of H. Steven Holtzman, Esq., Senior Counsel to the Company and the Guarantor, substantially in the form of Exhibit B hereto.

         (f) The Total Debt Ratio Notice for the Company's four-Fiscal Quarter period ended June 30, 1994 (or, if the initial Loans hereunder are made more than 60 days after the end of any succeeding Fiscal Quarter, for the four-Fiscal Quarter period ended as of the end of the most recent such succeeding Fiscal Quarter).

         (g) The Notes, dated the date hereof and duly executed and delivered by the Company to the order of each Bank and otherwise appropriately completed, bearing the executed guarantee of the Guarantor.

         (h) Evidence of the payment of all fees and expenses then payable pursuant to Sections 2.4 and 12.3 hereof and all other fees theretofore agreed between the Company and the Administrative Agent.

         (i) Such other documents as the Administrative Agent or any Bank may reasonably request including, without limitation, all requisite governmental approvals and filings.

Upon the occurrence of the Amendment Effective Date, (i) each of the promissory notes heretofore delivered to the Existing Banks as "Banks" under the 1992 Revolving Credit Agreement shall be deemed to be amended and restated in their entirety by the Notes delivered pursuant to Section 2.7(a) hereof (except with respect to any unpaid amounts incurred under the 1992 Revolving Credit Agreement prior to the Amendment Effective Date, as to which such promissory notes shall remain in full force and effect), and (ii) the obligations (if any) of the Agent, the Co-Agents, the Administrative Agent or the Banks under the commitment letter and term sheet, dated July 15, 1994, of LTCB Trust, shall cease to be of any force or effect.

         7.2 Initial and Subsequent Loans. The obligation of the Banks to make each Loan to the Company (including the initial Loans) and the occurrence of the Amendment Effective Date shall be subject to the further conditions that, as of the date of the making of such Loans and after giving effect thereto (and also as of the Amendment Effective Date):

         (a) no Default or Event of Default shall have occurred and be continuing;

         (b) the representations and warranties made by the Company and the Guarantor in Section 8 hereof and in any other certificate or other document delivered in connection with this Agreement shall be true in all material respects on and as of the date of the making of such Loans (and the Amendment Effective Date) with the same force and effect as if made on and as of such date (including, without limitation, that there shall have occurred no material adverse change since December 31, 1993 in the consolidated financial condition or operations, or the business taken as a whole, of the Company and its consolidated Subsidiaries from that set forth in their financial statements dated as of December 31, 1993, except as disclosed to the Banks in writing prior to the date of this Agreement);

         (c) the Company shall be in compliance with the financial covenants in this Agreement both before and immediately after the making of such Loan on both an historical and a pro forma basis; and

         (d) the Company shall have paid in full all fees and expenses payable pursuant to Sections 2.4 and 12.3 hereof.

Each notice of borrowing made pursuant to Section 2.2 hereof shall constitute a certification by the Company and the Guarantor as to the circumstances specified in paragraphs (a), (b) and (c) above (both as of the date of such notice and, unless the Company or the Guarantor otherwise notifies the Administrative Agent prior to the date of such borrowing, as of the date of such borrowing).

         Section 8. Representations and Warranties. Each of the Company and the Guarantor represents and warrants to the Administrative Agent and the Banks that:

         8.1. Corporate Existence. Each of the Company and the Guarantor and each of the other Material Subsidiaries (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation;
(b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as presently conducted, and conducts its business in compliance with the requirements set forth in Section 9.3(b) hereof; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on its business, financial condition or operations.

         8.2. Financial Condition. The consolidated balance sheet of the Company and its consolidated Subsidiaries (including, without limitation, the Guarantor) as at December 31, 1993 and the related consolidated statements of income, retained earnings and changes in financial position of the Company and its consolidated Subsidiaries (including, without limitation, the Guarantor) for the Fiscal Year ended on such date, with the opinion thereon of KPMG Peat Marwick, the independent auditors of the Company, and the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries (including, without limitation, the Guarantor) as at June 30, 1994 and the related consolidated statements of income, retained earnings and changes in financial position for the two-Fiscal Quarter period ended on such date, each of which has been heretofore furnished to the Administrative Agent and each of the Banks, are complete and correct and fairly present the consolidated financial condition of the Company and its consolidated Subsidiaries (including, without limitation, the Guarantor) as at such dates and the consolidated results of their operations for such Fiscal Year or period, as the case may be, ended on such dates, all in accordance with GAAP applied on a consistent basis. Neither the Company nor any of its consolidated Subsidiaries (including, without limitation, the Guarantor) had on either such date any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in such balance sheets as at such dates. Since December 31, 1993, there has been no material adverse change in the consolidated financial condition or operations, or the business taken as a whole, of the Company and its consolidated Subsidiaries (including, without limitation, the Guarantor) from that set forth in such financial statements as at such date.

         8.3 Litigation. Except as heretofore disclosed to the Banks in writing or in any SEC Report of the Company delivered to the Banks prior to the date hereof, there is no action, proceeding or investigation by or before any court or any arbitral, governmental or regulatory authority or agency, pending or (to the knowledge of the Company or the Guarantor) threatened against the Company or the Guarantor or any Subsidiary of either thereof which, if adversely determined, could have a material adverse effect on the consolidated financial condition or business of the Company and its consolidated Subsidiaries (including, without limitation, the Guarantor).

         8.4 No Breach. Neither the execution and delivery of this Agreement and the Notes, nor the consummation of the transactions contemplated hereby, nor the compliance by the Company or the Guarantor with the terms and provisions hereof or thereof, will (a) conflict with or result in a breach of, or require any consent or vote of any Person under, the certificate of incorporation or bylaws of either the Company or the Guarantor, or any agreement or instrument to which the Company, the Guarantor or any Subsidiary of either thereof is a party or to which it is subject, (b) violate any applicable law, regulation, order, writ, injunction or decree of any court or governmental authority or agency, or (c) constitute a default or result in the imposition of any Lien on any of the assets, revenues or other properties of the Company, the Guarantor or any Subsidiary of either thereof under any such agreement or instrument.

         8.5 Corporate Action. The execution, delivery and performance by each of the Company and the Guarantor of this Agreement and the Notes, and the consummation of the transactions contemplated hereby, are within the scope of its corporate power, and have been duly authorized by all necessary corporate action on the part of each of them. This Agreement constitutes, and each of the Notes, when duly executed and delivered will constitute, the legal, valid and binding obligation of the Company and the Guarantor, enforceable against each of them in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         8.6 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Company or the Guarantor of this Agreement or the Notes or for the validity or enforceability thereof, or for the consummation of the transactions contemplated hereby.

         8.7 Use of Loans. Neither the Company, the Guarantor nor any Subsidiary of either of them is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to buy or carry any margin stock.

         8.8      ERISA.   Each of the Company and the Guarantor and the ERISA
Affiliates have fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan, are in compliance in all material respects with the presently applicable provisions of ERISA and the Code and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan.

         8.9 Taxes. (a) United States Federal income tax returns of the Company, the Guarantor and the Subsidiaries have been examined and closed through Fiscal 1985, have been examined for Fiscal 1986, 1987, 1988 and 1989 and are under examination for Fiscal 1990 and Fiscal 1991. (b) Each of the Company, the Guarantor and the Subsidiaries has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, the Guarantor or any Subsidiary. The charges, accruals and reserves on the books of the Company, the Guarantor and the Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company and the Guarantor, adequate.

         8.10 Credit Agreements. Schedule 1 hereto and all SEC Reports of the Company completely and correctly disclose each credit agreement, loan agreement, indenture, purchase agreement, guarantee or other arrangement providing for or otherwise relating to any extension of credit or commitment for any extension of credit (other than pursuant to any letter of credit excepted from the definition of Indebtedness herein under paragraph (c) thereof) to, or guarantee by, the Company, the Guarantor or any other Material Subsidiary the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $10,000,000 and accurately describes the aggregate principal or face amount outstanding and which may become outstanding under each thereof.

         8.11 Ownership of Assets. Each of the Company, the Guarantor and each other Material Subsidiary has good and marketable title to all assets reflected on the audited consolidated balance sheet as of December 31, 1993 referred to in Section 8.2 hereof, subject to:

         (a) no Liens other than the Liens specified in Footnotes D and G to such balance sheet and, on the date hereof, such additional Liens as are listed on Schedule 1 hereto, and on any date hereafter, additional Liens permitted by Section 9.5 hereof and either (i) listed in Footnotes to the financial statements delivered pursuant to Section 9.1(a) or (b) hereof or
    (ii) otherwise communicated to the Banks in writing, and

         (b) on any date hereafter, dispositions permitted by Section 9.7 hereof and either (i) described in the financial statements, including any notes thereto, delivered pursuant to Section 9.1(a) or (b) hereof or (ii) otherwise communicated to the Banks in writing.

         8.12 Pari Passu Obligations. The obligations of the Company and the Guarantor under this Agreement and the Notes rank and will rank at least pari passu in all respects with all other unsubordinated Indebtedness of the Company and the Guarantor, respectively, except for Indebtedness that is senior solely by operation of applicable law, and except that Indebtedness of the Company and the Guarantor secured as permitted by Section 9.5 hereof ranks senior in right of security with respect to the collateral therefor.

         8.13 Investment Company Act. Neither the Company nor the Guarantor is, and neither is "controlled by", an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         8.14 Environmental Matters. To the best of the knowledge of the Company and the Guarantor, all operations and conditions at or in the premises in which the Company and the Guarantor conduct their business comply in all material respects with all Federal, state and local laws, rules and regulations relating to environmental matters, pollution, waste disposal or industrial hygiene including, without limitation, such laws, rules and regulations relating to asbestos (collectively, "Environmental Laws"). None of the operations of either the Company or the Guarantor is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Law.

         8.15 Prepayments of Debt. All of the Silver King Notes (as defined in the 1992 Revolving Credit Agreement as in effect prior to the Amendment Effective Date) have been prepaid in full together with all interest accrued thereon and all other amounts that may be or become payable in connection therewith, and the Company has prepaid in full the principal amount of all loans under the Term Loan Agreement and the 1993 Term Loan Agreement (each as defined in the 1992 Revolving Credit Agreement as in effect prior to the Amendment Effective Date) together with interest accrued thereon to the date of prepayment and all other amounts that may be or become payable under said Term Loan Agreement and 1993 Term Loan Agreement.

         Section 9. Covenants of the Company and the Guarantor. Each of the Company and the Guarantor agrees that, so long as any of the Commitments are in effect and until payment in full of all Obligations:

         9.1 Financial Statements; Reports and Other Information. The Company shall deliver to the Administrative Agent, with sufficient copies for each of the Banks:

         (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Company, consolidated statements of income, retained earnings and changes in financial position of the Company and its consolidated Subsidiaries (including, without limitation, the Guarantor) for such period and for the period from the beginning of such Fiscal Year to the end of such period, and the related consolidated balance sheet as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that such financial statements fairly present the consolidated financial condition and results of operations of the Company and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

         (b) as soon as available and in any event within 120 days after the end of each Fiscal Year of the Company, consolidated statements of income, retained earnings and changes in financial position of the Company and its consolidated Subsidiaries (including, without limitation, the Guarantor) for such year and the related consolidated balance sheet as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements fairly present the consolidated financial condition and results of operations of the Company and its consolidated Subsidiaries (including, without limitation, the Guarantor) as at the end of, and for, such Fiscal Year, and a certificate of a senior financial officer of the Company that, in examining the financial condition of the Company and its Subsidiaries for such Fiscal Year, he or she obtained no knowledge, except as specifically stated, of any Default arising from the breach of the covenants provided for in Sections 9.4, 9.6, 9.7, 9.11, 9.12, 9.13, 9.17 or  9.18
    hereof;

         (c) promptly upon their becoming available, copies of all registration statements and regular SEC Reports, if any, which the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

         (d) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

         (e) as soon as possible, and in any event within ten days after either the Company or the Guarantor knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company or the Guarantor setting forth details respecting such event or condition and the action, if any, which the Company, the Guarantor or their ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company, the Guarantor or an ERISA Affiliate with respect to such event or condition):

                 (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

                 (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

                 (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                 (iv) the complete or partial withdrawal by the Company, the Guarantor or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer

         Plan, or the receipt by the Company, the Guarantor or any ERISA Affiliate of notice from a Multiemployer Plan that is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and

                 (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company, the Guarantor or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

         (f) promptly after either the Company or the Guarantor knows or has reason to know that any Default has occurred, a notice of such Default, describing the same in reasonable detail;

         (g) not later than (i) 60 days after the last day of each of the first three Fiscal Quarters of each of the Company's Fiscal Years and (ii) 120 days after the last Fiscal Quarter of each such Fiscal Year, a notice, substantially in the form of Exhibit D hereto (the " Total Debt Ratio Notice"), setting forth the Total Debt Ratio for the four-Fiscal Quarter period ended on the last day of such Fiscal Quarter, which notice shall set forth calculations and computations in sufficient detail to show the amount and nature of each of the components of the Total Debt Ratio for such four-Fiscal Quarter period; provided, that in the case of the Total Debt Ratio Notice delivered with respect to each Fiscal Quarter specified in clause (ii) above, the Company shall (if the final form of either of such Notices is not yet available) deliver such Notice in a preliminary form within 60 days of the end of such Fiscal Quarter setting forth all matters required by this paragraph (g) to be included in the final form thereof as accurately as shall be possible based upon information available to the Company at such time; and

         (h) from time to time such other information regarding the business or financial condition of the Company or any of the Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Bank or the Administrative Agent may reasonably request.

Each of the Company and the Guarantor will furnish to the Administrative Agent, with sufficient copies for the Banks, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Company and the Guarantor, substanti-ally in the form of Exhibit C hereto (i) to the effect that, to the best of his or her knowledge, after full inquiry, no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), (ii) setting forth in reasonable detail the computations necessary to determine whether the Company and the Guarantor are in compliance with Sections 9.11, 9.12 and 9.13 hereof as at the end of the respective Fiscal Quarter or Fiscal Year and (iii) setting forth additions to the list of Subsidiaries that are Material Subsidiaries contained in the certificate most recently delivered pursuant to this provision and containing either (A) a representation that all other Subsidiaries combined do not constitute a Material Subsidiary Group as at such date or (B) a representation that all other Subsidiaries do constitute a Material Subsidiary Group as at such date and identifying any such Subsidiary whose aggregate book value of tangible assets exceeds $10,000,000 as at such date. In addition, each of the Company and the Guarantor hereby agrees to furnish the Administrative Agent with an updated notice with respect to the information specified in clause (iii) of the preceding sentence upon the occurrence of any event either that has resulted or could result in a Subsidiary becoming a Material Subsidiary or a group of Subsidiaries becoming a Material Subsidiary Group or that could make the representation contained in the most recently delivered certificate furnished pursuant to this Section 9.1 no longer accurate.

         9.2. Litigation. Without limiting the obligations of the Company under Section 9.1(h) hereof, each of the Company and the Guarantor shall promptly give to each Bank notice of all court or arbitral proceedings and investigations, and of all proceedings and investigations before any governmental or regulatory authority or agency, affecting the Company, the Guarantor or any Subsidiary, except proceedings or investigations which, if adversely determined, would not have a material adverse effect on the consolidated financial condition or operations, or the business taken as a whole, of the Company and its consolidated Subsidiaries (including, without limitation, the Guarantor).

         9.3. Corporate Existence, Etc. Each of the Company and the Guarantor will, and will cause each of their respective Subsidiaries (but in the case of paragraphs (a), (d) and (e) of this Section 9.3, only those Subsidiaries which are Material Subsidiaries) to:

         (a) preserve and maintain its corporate existence and all of its material rights, privileges, licenses and franchises;

         (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements would materially and adversely affect the consolidated financial condition or operations, or the business taken as a whole, of the Company and its consolidated Subsidiaries;

         (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP;

         (d) maintain all of its properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

         (e) permit representatives of any Bank or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its properties, and to discuss its business and financial condition with its officers, all to the extent reasonably requested by such Bank or the Administrative Agent (as the case may be); and

         (f) keep insured by financially sound and reputable insurers all property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

         9.4. Payment of Obligations. Without limiting the obligations of the Company and the Guarantor under Section 9.3 hereof, each of the Company and the Guarantor will, and will cause each of their respective Subsidiaries to, pay and discharge at or before the date when due, all of their respective material obligations and other liabilities, including, without limitation, tax and pension liabilities, except where such obligations or liabilities are being contested in good faith and by appropriate proceedings, and maintain, in accordance with GAAP, appropriate reserves for the accrual of all of the foregoing.

         9.5. Liens. Neither the Company nor the Guarantor will, nor will either of them permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Lien on any asset, revenue or other property now or hereafter owned or acquired by it (including, without limitation, the stock of Subsidiaries at the time of disposition thereof as permitted by
Section 9.7 hereof) except:

         (a) Liens existing on the date hereof securing Indebtedness outstanding on such date and identified in Footnotes D and G to the Company's audited consolidated balance sheet as of December 31, 1993 or on
    Schedule 1 hereto;

         (b) any purchase money security interest hereafter created on any property of the Company, the Guarantor or such Subsidiary securing Indebtedness incurred solely for the purpose of financing all or a portion of the purchase price of such property; provided that: (i) such Lien (A) is created within six months of the acquisition of such property, (B) extends to no other property and (C) secures no other Indebtedness; (ii) the principal amount of Indebtedness secured by such Lien shall at no time exceed the lesser of (A) the cost to such Person of the property subject thereto or (B) the fair value of such property (as determined in good faith by the Board of Directors of such Person) at the time of the acquisition thereof; (iii) such Lien does not extend to or in any way encumber any inventory of the Guarantor purchased in the ordinary course of business; and (iv) the aggregate principal amount of all Indebtedness secured by all such Liens shall not exceed at any time $15,000,000 less the aggregate principal amount of all Indebtedness secured by Liens permitted under
    Section 9.5(i) hereof;

         (c) carriers', warehousemen's, mechanics', materialmen's and repairmen's liens arising in the ordinary course of business of the Company, the Guarantor or such Subsidiary and not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings;

         (d) Liens created in connection with the lease by the Company, the Guarantor or any of their respective Subsidiaries of any property (whether real, personal or mixed) (i) now or hereafter owned by the Company, the Guarantor or any such Subsidiary which has been sold or otherwise transferred by any thereof to any other Person within six months of the acquisition thereof or (ii) which any of the Company, the Guarantor or any such Subsidiary, as the case may be, intends to use for substantially the same purpose as any property described in clause (i) above;

         (e) Liens in favor of consignors against inventory being sold on consignment in the ordinary course of business by the Company, the Guarantor or any Subsidiary;

         (f) Liens created in substitution for any Liens permitted by paragraphs (a), (b) and (d) of this Section 9.5, provided that (i) any such newly-created Lien does not extend to any other or additional property and
    (ii) (A) if permitted by such paragraph (a) or (b), does not secure any other (or additional principal amount of) Indebtedness and (B) if permitted by such paragraph (d) does not secure any other obligations under such lease or any obligations under any other lease;

         (g) Liens existing on assets at the time of acquisition thereof by the Company, the Guarantor or the respective Subsidiary and not incurred in anticipation of or in connection with such acquisition;

         (h) operating leases and Capital Leases, to the extent the same would constitute Liens, pursuant to which the Company, the Guarantor or the respective Subsidiary is lessee, and incurred by such Person in the ordinary course of its business; and

         (i) in addition to Liens otherwise permitted by this Section 9.5, Liens on property of the Company, the Guarantor or any of their respective Subsidiaries (i) which secure Indebtedness having an aggregate principal amount not exceeding at any time $15,000,000 less the aggregate principal amount of all Indebtedness secured by Liens permitted under Section 9.5(b) hereof and (ii) each of which shall be limited to specified items of collateral (and not a general Lien on all assets of such Person) having a book value not greater than 150% of the aggregate principal amount of the Indebtedness secured by such Lien;

provided, however, that all capital stock of all Subsidiaries will in any event be maintained free and clear of all Liens whatsoever.

         It is understood and agreed that the grant of security interests described in clauses (i), (ii), (iii), (v) and (vi) of paragraph 6 of Schedule 3 hereto, to the extent that such security interests relate to the same property that is "sold" by the Company under the Program, as described in paragraph 1 of said Schedule, will not constitute a lien on assets of the Company or its Subsidiaries for the purposes of this Section 9.5.

         9.6. Mergers. Neither the Company nor the Guarantor will, and neither of them will permit any other Material Subsidiary or Subsidiaries constituting a Material Subsidiary Group to,

         (a) consolidate or merge with or into any other Person, except that a Wholly-Owned Subsidiary of the Company or the Guarantor (other than the Guarantor) may merge with or consolidate into the Company or the Guarantor (provided that the Company or the Guarantor, as the case may be, shall be the survivor of such merger or consolidation) or another Wholly-Owned Subsidiary of the Company or the Guarantor, or

         (b) sell, assign, convey, lease, sublet, transfer or otherwise dispose of all or substantially all of its assets to any Person, whether in a single transaction or in a series of related transactions, except that a Wholly-Owned Subsidiary of the Company or the Guarantor (other than the Guarantor) may sell, assign, convey, lease, sublet, transfer or otherwise dispose of all or substantially all of its assets to the Company or to another Wholly-Owned Subsidiary of the Company or the Guarantor;

provided, however, that none of the foregoing transactions shall be permitted if a Default or an Event of Default has occurred and is continuing or would result from the consummation of any such transaction.

         It is understood and agreed that any consolidation, merger, sale, assignment, conveyance, letting, subletting, transfer or other disposition of all or substantially all of the assets of a Non-Material Subsidiary shall be permitted under this Section 9.6, so long as such Non-Material Subsidiary, together with all other Non-Material Subsidiaries with respect to which there has been, since the date hereof, a consolidation, merger, sale, assignment, conveyance, letting, subletting, transfer or other disposition of all or substantially all of its assets, does not constitute a Material Subsidiary Group.

         9.7 Dispositions of Assets. Neither the Company nor the Guarantor will, and neither of them will permit any other Material Subsidiary to, sell, assign, convey, lease, sublet, transfer or otherwise dispose of any of the assets, business or other properties of the Company, the Guarantor or any such Material Subsidiary any Person, whether in a single transaction or in a series of related transactions, except for:

                 (i) sales of inventory (but not of accounts receivable) in the ordinary course of business of the Company, the Guarantor or any such Subsidiary;

                 (ii) dispositions of assets in the ordinary course of business in arm's-length transactions by the Company, the Guarantor or any such Subsidiary to the extent such assets either are no longer used or useful to the Company, the Guarantor or such Subsidiary or are promptly replaced by other assets of at least equal usefulness; and

                 (iii) any such disposition by the Company, the Guarantor or any Wholly-Owned Subsidiary to the Company, the Guarantor or any Wholly-Owned Subsidiary, as the case may be; provided, however, that the Company and the Guarantor shall maintain their respective assets and operations substantially in accordance with their respective assets and operations as of the date hereof, and that in the case of any such disposition by the Company or the Guarantor to a Wholly-Owned Subsidiary, each of the Company and the Guarantor agree that such disposition shall be in the ordinary course of business consistent with past practice and shall be accomplished upon fair and reasonable terms to the Company or the Guarantor.

         It is understood and agreed that the non-recourse sales of receivables described in Schedule 3 hereto, if transacted in accordance with paragraph 1 thereof, will not constitute a sale or other disposition of assets for purposes of this Section 9.7.

         9.8. Ranking. (a) Each of the Company and the Guarantor will cause its obligations under this Agreement, the Notes and each other document now or hereafter entered into with respect hereto or thereto to rank at least pari passu in right of payment and of security with all other unsubordinated Indebtedness of the Company or the Guarantor, as the case may be, except that Indebtedness secured by any Lien permitted by Section 9.5 hereof may rank senior in right of security with respect to the collateral subject to such Lien. Without limiting the generality of the foregoing, the Company covenants, and will take all steps necessary to assure, that its obligations under this Agreement will at all times constitute "Senior Indebtedness" as defined in, and for all purposes of, any indenture or other instrument relating to subordinated debt (and will be entitled to the benefits of the subordination provisions relating thereto).

         (b) Each of the Company and the Guarantor will cooperate with the Administrative Agent and the Banks and execute such further instruments and documents as any Bank may reasonably request to carry out the intentions of this Section 9.8. Without limiting the generality of the foregoing, if the Company or the Guarantor hereafter issues or otherwise incurs any subordinated Indebtedness, each of them will execute and cause to be executed such further documents as any Bank may reasonably request to ensure that the obligations of the Company and the Guarantor under this Agreement and the Notes at all times rank senior to such subordinated Indebtedness.

         (c) Nothing in this Section 9.8 shall be construed so as to limit the ability of the Company or the Guarantor to incur any Indebtedness (consistent with paragraphs (a) and (b) above and otherwise permitted by this Agreement) on a basis pari passu with their respective Indebtedness under this Agreement and the Notes.

         9.9 Business; Fiscal Year. Neither the Company nor the Guarantor will make any material change in the nature of its business from that in which it is engaged on the date of this Agreement, and neither the Company nor the Guarantor shall cause, or permit any of their respective Subsidiaries to cause, any other Subsidiary to conduct business or operations substantially similar to the business or operations conducted by the Guarantor on the date of this Agreement. Neither the Company nor the Guarantor will change its fiscal year from that currently in effect on the date hereof, as set forth in the definition of "Fiscal Year" in Section 1.1 hereof.

         9.10. Transactions with Affiliates. Neither the Company nor the Guarantor will, and neither will permit any of its respective Subsidiaries to, enter into or be a party to any transaction (including but not limited to any merger, consolidation or sale of substantially all assets) with any Affiliate of the Company or the Guarantor, except upon fair and reasonable terms no less favorable to the Company or the Guarantor or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or the Guarantor.

         9.11 Interest Coverage Test. The Company will at all times maintain the ratio of Operating Cash Flow for the Company and its Subsidiaries on a consolidated basis for the four-Fiscal Quarter Period most recently ended at such time to Interest Expense for the Company and its Subsidiaries on a consolidated basis for the four-Fiscal Quarter Period most recently ended at such time to be not less than 4:1; provided, that the denominator of said ratio
(i) for the four-Fiscal Quarter period ended September 30, 1994 shall be deemed to be Interest Expense for the Fiscal Quarter ended on such date times four;
(ii) for the four-Fiscal Quarter period ended December 31, 1994 shall be deemed to be Interest Expense for the two-Fiscal Quarter period ended on such date times two, and (ii) for the four-Fiscal Quarter period ended March 31, 1995 shall be deemed to be Interest Expense for the three-Fiscal Quarter period ended on such date times 1.3334.

         9.12. Total Debt Ratio. The Company will maintain the Total Debt Ratio of the Company and its Subsidiaries on a consolidated basis at all times to be less than 3:1.

         9.13 Consolidated Net Worth. The Company shall not permit Consolidated Net Worth at any time to be less than the sum of $175,000,000 plus an amount equal to 50% of the Cumulative Net Income of the Company and its consolidated Subsidiaries for the period commencing after June 30, 1994 and ending with the date of determination (but not reduced by any net loss in any Fiscal Quarter during such period); provided, that the aggregate amount paid by the Company or its Subsidiaries after June 30, 1994 up to but not exceeding $75,000,000 for the repurchase of shares of capital stock of the Company shall not be deemed to reduce equity for purposes of the foregoing calculation.

         9.14 Notification of Incurrence of Debt. Prior to the incurrence by the Company or any of its Subsidiaries of Indebtedness, or upon obtaining commitments for Indebtedness, in an aggregate principal amount of $20,000,000 (per incurrence or cumulatively since June 30, 1994 or since the last time incurrence compliance was required to be tested pursuant to this Section 9.14) or more, the Company shall deliver notice to the Administrative Agent and the Banks, certifying, on the basis of its financial statements for the four Fiscal Quarters most recently ended, the Company's compliance with the financial covenants under this Agreement both before and immediately after the incurrence of such Indebtedness or commitment therefor.

         9.15 Use of Proceeds. The Company shall use the proceeds of the Loans solely for its general corporate purposes (including, without limitation, to fund its working capital needs), for the purpose of financing non-hostile acquisitions, and for the purpose of financing a maximum amount of $75,000,000 of aggregate repurchases of common stock of the Company (to the extent that such repurchases are permitted by Sections 9.13 and 9.18 hereof), and in any event in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System and the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the regulations thereunder. Neither the Administrative Agent nor any Bank shall have any responsibility for any use of the proceeds of the Loans.

         9.16 Ownership of Guarantor. The Company agrees at all times to own, both beneficially and of record and free and clear of all Liens, and control 100% of the capital shares of the Guarantor.

          9.17. Indebtedness of Subsidiaries. The Company will not permit any of its Subsidiaries to create, incur, assume, suffer to exist or otherwise become obligated for or under any Indebtedness whatsoever, except for:

                   (i)      Indebtedness owed to the Company;

                   (ii)     Capital Leases;

                   (iii)    Indebtedness of the Guarantor under this Agreement;

                   (iv) the joint and several liability of the Company, Guarantor and the other "Participating Subsidiaries" identified in
         Schedule 3 under the Program arising in the context of customary credit card chargebacks, as described in paragraph 4 of said Schedule, for accounts that are sold without recourse; and

                   (v) The joint and several liability of the Company, the Guarantor and such other "Participating Subsidiaries" for the obligations under the Special Program and the Guaranteed Program, but only if and for so long as (i) the Company causes the Special Program and the Guaranteed Program at all times to comply with the requirements of Section 9.5(i) hereof (including, without limitation, the $15,000,000 and 150% tests set forth therein), and (ii) for all purposes of this Agreement, the obligations of the Company, the Guarantor and such other Participating Subsidiaries under the Special Program and the Guaranteed Program are treated as Indebtedness in an aggregate amount equal to 100% of such obligations.


         9.18. Restricted Payments. The Company shall not, and shall not permit the Guarantor or any of its other Subsidiaries to, repurchase, redeem or otherwise acquire any of the shares of capital stock of the Company except that the Company may repurchase its common stock for an aggregate purchase price not to exceed $75,000,000 in the aggregate after the date hereof.

         Section 10. Events of Default. If one or more of the following events (herein called "Events of Default" shall occur and be continuing:

         (a) The Company or the Guarantor shall fail to pay the principal of any Loan when due (provided that, other than with respect to any principal payment due on the Commitment Termination Date or on such earlier date on which all principal of the Loans shall have become due, if the Company or the Guarantor has transmitted payment of such principal by wire transfer to the Administrative Agent not later than 11:00 a.m. New York time on the date when due and has delivered to the Administrative Agent a written acknowledgement by the remitting bank that such bank has been instructed to transfer such payment to the Administrative Agent and that there are sufficient funds available in the Company's account with such remitting bank to make such payment, then if the Administrative Agent shall have failed to receive such payment of principal by 11:00 a.m. New York time on the Business Day after the date when due); or the Company or the Guarantor shall fail to pay any interest on any Loan or any other amount payable by it hereunder more than two Business Days after the date when any such amount shall be due; or

         (b)      [INTENTIONALLY OMITTED]; or

         (c) The Company or the Guarantor or any Subsidiary shall default in the payment when due (after giving effect to all applicable grace periods provided for in the documents relating to such Indebtedness, without regard to any waiver thereof) of any principal of or interest on or any other amount payable in connection with any of its Indebtedness not specified in Section 10(a) or 10(b) hereof in an aggregate principal amount of $5,000,000 or more; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if (after giving effect to all applicable grace periods provided for in the documents relating to such Indebtedness, without regard to any waiver thereof) the effect of such event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness becoming due prior to its stated maturity; or

         (d) Any representation, warranty or certification made or deemed made herein by the Company or the Guarantor, or any certificate furnished to any Bank or the Administrative Agent pursuant to the provisions hereof, shall prove to have been false or misleading as of the time made or deemed made or furnished in any material respect and, if the Company, the Guarantor and the Majority Banks agree that the effects of such false or misleading representation, warranty or certification are curable, such effects shall not have been cured to the satisfaction of the Majority Banks within 10 days after the earlier of (x) the date on which the Company or the Guarantor obtained knowledge that such representation, warranty or certification was so false or misleading or (y) the date of notice by the Administrative Agent to the

    Company or the Guarantor that such representation, warranty or certification was so false or misleading; or

         (e) The Company or the Guarantor shall default in the performance of any of its obligations under Section 9 (other than under any of Sections 9.1(a), 9.1(b), 9.1(c), 9.1(d), 9.1(g), 9.1(h), 9.2, 9.3(b), 9.3(c) and 9.4
    hereof); or the Company or the Guarantor shall default in the performance of any of its other obligations in this Agreement, including, without limitation, any of Sections 9.1(a), 9.1(b), 9.1(c), 9.1(d), 9.1(g), 9.1(h),
    9.2, 9.3(b), 9.3(c) and 9.4 hereof (not governed by any other provision in this Section 10), and such default shall continue unremedied for a period of 10 days after the earlier of (x) the date on which the Company or the Guarantor obtained knowledge of such default or (y) the date of notice by the Administrative Agent to the Company or the Guarantor of the occurrence of such default; or

         (f) The Company, the Guarantor, any other Material Subsidiary or Subsidiaries constituting a Material Subsidiary Group shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

         (g) The Company, the Guarantor, any other Material Subsidiary or Subsidiaries constituting a Material Subsidiary Group shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, creditor or debtor rights, winding-up, or composition or readjustment of debts, (v) take any corporate action for the purpose of effecting any of the foregoing; provided that an event specified in clauses (i) through (v) above shall be deemed to have occurred (whether at one time or cumulatively over a period of time after the date hereof) with respect to a Material Subsidiary Group at the time when such an event shall have occurred with respect to all Subsidiaries constituting such Material Subsidiary Group; or

         (h) A proceeding or case shall be commenced, without the application or consent of the Company, the Guarantor, any other Material Subsidiary or all Subsidiaries constituting a Material Subsidiary Group in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, including the filing of an involuntary petition under the Bankruptcy Code, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company, the Guarantor or such Subsidiary or of all or any substantial part of its assets, or (iii) similar relief in respect of the Company, the Guarantor or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, creditor or debtor rights, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and shall not be vacated or dismissed within 60 days; or an order for relief against the Company, the Guarantor or such Subsidiary shall be entered in an involuntary case under any applicable bankruptcy code; provided that an event specified in clauses (i) through (iii) above or the preceding subclause shall be deemed to have occurred with respect to a Material Subsidiary Group at the time when such an event shall have occurred (whether at one time or cumulatively over a period of time after the date hereof) with respect to all Subsidiaries constituting such Material Subsidiary Group; or

         (i) A judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate shall be rendered by a court or courts against the Company, the Guarantor and/or any of their respective Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof (or, if later, by the date on which such judgment specified that payment is due), and the Company, the Guarantor or the relevant Subsidiary shall not, within said period of 30 days (or by such later date on which payment is due, as aforesaid), or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

         (j) An event or condition specified in Section 9.1(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company, the Guarantor or any ERISA Affiliate shall incur or in the opinion of the Majority Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which is, in the determination of the Majority Banks, material in relation to the consolidated financial position of the Company and its consolidated Subsidiaries; or

         (k) There shall occur a Change of Control; provided that any such Change of Control shall not constitute an Event of Default for purposes of this Section 10(k) if (A) such Change of Control arises solely by reason of the merger or consolidation of the Company with another corporation which is organized under the laws of a state in the United States and the Company is the surviving corporation in such merger or consolidation, (B) as of the date of such merger or consolidationand after giving effect thereto, no other Default or Event of Default shall have occurred and be continuing, and (C) the Company has delivered a notice to the Administrative Agent and the Banks not less than 30 days prior to the consummation of any such merger or consolidation that sets forth in reasonable detail information indicating compliance with the terms of this paragraph (k); or

         (l) An event or condition that constitutes a default or breach by the Company or any of its Subsidiaries of any affiliation agreement between the Company or such Subsidiary and Silver King Communications, Inc., a Delaware corporation, or any of its affiliates (or the respective successors or assigns of Silver King Communications, Inc. or such affiliates);

THEREUPON:   (i) in the case of an Event of Default other than one referred to in clause (f), (g) or (h) of this Section 10, the Administrative Agent, with the consent of the Majority Banks, may and, upon request of the Majority Banks, shall, by notice to the Company, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company and the Guarantor hereunder and under the Notes to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, diligence, protest or other formalities of any kind, all of which are hereby expressly waived by the Company and the Guarantor; and (ii) in the case of the occurrence of an Event of Default referred to in clause (f), (g) or (h) of this Section 10, the Commitments shall be automatically terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company and the Guarantor hereunder and under the Notes shall become automatically immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company and the Guarantor.

         Section 11.      The Administrative Agent.

         11.1. Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 11.5 and the first sentence of
Section 11.6 hereof shall include reference to its affiliates and each of the officers, directors, employees and agents of itself and of its affiliates): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee or other fiduciary for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder, except as provided for under Section 11.3 hereof; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent.

         11.2. Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

         11.3. Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the nonpayment of principal of or interest on Loans or of facility fees) unless the Administrative Agent has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such nonpayment). The Administrative Agent shall (subject to Section 11.7 and Section 12.4 hereof) take such action with respect to such Default as shall be directed by the Majority Banks, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks.

         11.4. Rights as a Bank. With respect to its Commitment and the Loans made by it, LTCB Trust (and any successor acting as Administrative Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. LTCB Trust (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company (and any of its Affiliates) as if it were not acting as the Administrative Agent, and LTCB, LTCB Trust and their affiliates may accept fees and other consideration from the Company and the Guarantor for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

         11.5. Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 12.3 hereof, but without limiting the obligations of the Company under said Section 12.3), ratably in accordance with the aggregate principal amount of the Loans made by the Banks (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Section 12.3 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

         11.6. Non-Reliance on Administrative Agent, Agent, Co-Agents and other Banks. Each Bank agrees that it has, independently and without reliance on the Administrative Agent, the Agent, either of the Co-Agents or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company, the Guarantor and their respective Subsidiaries and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent, the Agent, either of the Co-Agents or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement, the Notes or any other related documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Company or the Guarantor of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Company, the Guarantor or any of their respective Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide the Agent, either of the Co-Agents or any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any Subsidiary (or any of their affiliates) which may come into the possession of the Administrative Agent or any of its affiliates.

         11.7. Failure to Act. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense (other than that arising from gross negligence or willful misconduct) which may be incurred by it by reason of taking or continuing to take any such action.

         11.8. Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks, the Company and the Guarantor, and the

Administrative Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

         11.9. Administrative Agent's Office. The Administrative Agent acts initially through its office designated on the signature pages hereof, but may transfer its functions as Administrative Agent to any other office, branch or affiliate of LTCB at any time by giving prompt, subsequent written notice to each of the other parties to this Agreement.

         11.10. Agent and Co-Agents. Each of the parties acknowledges and agrees that the Agent and the Co-Agents, in their respective capacities as such, have no obligations, duties or liabilities whatsoever under or in respect of this Agreement or the Notes.

         Section 12.      Miscellaneous.

         12.1. Waiver. No failure on the part of the Administrative Agent, the Agent, either of the Co-Agents or any Bank to exercise, no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         12.2. Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, telecopy, telegraph, cable or in writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier (with receipt confirmed either mechanically or in writing by a person at the office of the recipient), personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         12.3. Expenses, Etc. The Company and the Guarantor jointly and severally agree to pay or reimburse each of the Banks and the Administrative Agent for paying:

         (a) all costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of all special counsel to the Administrative Agent, the Agent, the Co-Agents and the Banks, in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the Notes and any related documents and the making of the initial Loans hereunder, subject to limitations set forth in the commitment letter and term sheet, dated July 15, 1994, of LTCB Trust, and
    (ii) any amendment, modification or waiver of any of the terms of this Agreement or any of the Notes or any related documents (whether or not any such amendment, modification or waiver is signed or becomes effective);

         (b) all reasonable costs and expenses of each Bank, the Agent, the Co-Agents and the Administrative Agent (including reasonable counsels' fees and expenses) in connection with the enforcement of this Agreement or any of the Notes and the protection of the rights of each Bank, the Agent, each of the Co-Agents and the Administrative Agent against the Company, the Guarantor or any of their respective assets; and

         (c) all transfer, stamp, documentary and other similar taxes, assessments or charges (including, without limitation, penalties and interest) levied by any governmental or revenue authority in respect of this Agreement, any of the Notes or any other document referred to herein.

The Company hereby agrees to indemnify the Administrative Agent, the Agent, each of the Co-Agents and each Bank and their respective Affiliates, directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to or arising out of this Agreement, the statements contained in the commitment letter and term sheet, dated July 15, 1994, of LTCB Trust, or any aspect thereof, the Banks' agreement to make the Loans hereunder or from any actual or proposed use by the Company, the Guarantor or any Subsidiary of either thereof of the proceeds of any of the Loans or from an alleged breach of this Agreement, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

         12.4. Amendments, Etc. Neither this Agreement nor any Note nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the prior written consent of the Majority Banks, the Administrative Agent, the Company and the Guarantor may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or the Notes or changing in any manner the rights of the Banks or of the Company and the Guarantor hereunder or thereunder or waiving, on such terms and conditions as the Administrative Agent (with the consent of the Majority Banks) may specify in such instrument, any of the requirements of this Agreement or the Notes or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) extend the maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce or extend the time of payment of any fee payable to the Banks hereunder, or reduce the principal amount of any Loan, or increase the amount of any Bank's Commitment, or release the Guarantor from any of its obligations hereunder, or amend, modify or waive any provision of this subsection, or reduce the percentage specified in the definition of "Majority Banks" in Section 1.1 hereof or the percentage of the Banks otherwise required to take actions under this Agreement or the Notes, or consent to the assignment or transfer by the Company or the Guarantor of any of its rights and obligations under this Agreement or the Notes, in each case without the prior written consent of all the Banks, or (b) amend, modify or waive any provision of Section 11 hereof without the prior written consent of the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Company, the Guarantor, the Banks, the Administrative Agent, the Agent, the Co-Agents and all future holders of the Notes. In the case of any waiver, the Company, the Guarantor, the Banks and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right subsequent thereon.

         12.5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         12.6.    Assignments and Participation.

         (a) Neither the Company nor the Guarantor may assign its rights or obligations hereunder or under the Notes without the prior consent of all of the Banks and the Administrative Agent.

         (b) Any Bank may assign any of its Loans, its Note or its Commitment without the prior consent of the Company, the Guarantor, the Administrative Agent or any other Bank, provided that (i) partial assignments (being assignments of less than the entire amount of a Bank's Commitment and Loans) to any Person other than an office, branch or affiliate of the assigning Bank shall be in a principal amount of not less than $9,000,000 (or such lesser amount as may be agreed upon by the Company) and (ii) any such assignment shall be made pursuant to an assignment and assumption agreement substantially in the form of Exhibit E hereto (an "Assignment Agreement"). Upon (A) written notice to the Company and the Administrative Agent of an assignment, identifying in detail reasonably satisfactory to the Administrative Agent the assignee Bank and the amount of the assignor Bank's Commitment and Loans assigned, and (B) payment by the assignor or the assignee to the Administrative Agent, for the Administrative Agent's own account, of a recordation fee of $2,500, the assignee shall have, as of the date of effectiveness of such assignment and to the extent of such assignment, the obligations, rights and benefits of, and shall be deemed for all purposes hereunder, a Bank party hereto holding the Commitment and Loans (or portions thereof) assigned to it (in addition to the Commitment and Loans, if any, theretofore held by such assignee) and the assignor shall be released from such obligations to such extent.

         (c) Any Bank may sell to one or more other Persons a participation in all or any part of the Commitment or any Loan held by it, in which event each such participant shall be entitled to the rights and benefits of the provisions of Sections 5 and 9.1(h) hereof with respect to its participation in such Loan as if (and the Company and the Guarantor shall be directly obligated to such participant under such provisions as
    if) such participant were a "Bank" for purposes of said Sections, but shall not have any other rights or benefits under this Agreement or any Note (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement (the "Participation Agreement") executed by such Bank in favor of such participant); provided, that all amounts payable by the Company or the Guarantor to any Bank and any participant under Section 5 hereof in respect of any Loan shall be determined as if such Bank had not sold any participations in such Loan and as if such Bank were funding all of such Loan in the same way that it is funding the portion of such Loan in which no participations have been sold. In no event shall a Bank that sells a participation be obligated to any participant under the Participation Agreement to take or refrain from taking any action hereunder or under such Bank's Note (including, without limitation, the extension of such Bank's Commitment pursuant to Section 2.9 hereof) except that such Bank may agree in the Participation Agreement that it will not, without the consent of the participant, agree to (i) the extension of any date fixed for the payment of principal of or interest on the related Loan or Loans, (ii) the reduction of any payment of principal thereof, (iii) the reduction of the rate at which either interest is payable thereon or (if the participant is entitled to any part thereof) facility fee is payable hereunder to a level below the rate at which the participant is entitled to receive interest or facility fee (as the case may be) in respect of such participation or (iv) any release of the Guarantor from any of its obligations under this Agreement or the Notes.

         (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.6, any Bank may assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

         (e) A Bank may furnish any information concerning the Company, the Guarantor or any of their respective Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants).

         12.7 Confidentiality. The Administrative Agent, the Agent, each of the Co-Agents and each of the Banks hereby acknowledge that certain of the information to be furnished to them pursuant to this Agreement may be non-public information. The Administrative Agent, the Agent, each of the Co-Agents and each Bank hereby agrees that it will keep all information so furnished to it pursuant hereto confidential in accordance with its normal banking procedures and, except in accordance with such procedures, will make no disclosure to any other Person of such information until the same shall have become public, except (i) in connection with matters involving this Agreement (including, without limitation, litigation involving the Company, the Guarantor, the Agent, the Co-Agents, the Administrative Agent or the Banks) and with the obligations of any of the Administrative Agent, the Agent, such Co-Agent or such Bank under law or regulation, (ii) pursuant to subpoenas or similar process, (iii) to Governmental Authorities or examiners, (iv) to independent auditors or counsel, (v) to any parent or corporate Affiliate of any of the Administrative Agent, the Agent, such Co-Agent or such Bank, or (vi) to any participant or proposed participant or assignee or proposed assignee hereunder so long as such participant or proposed participant or assignee or proposed assignee (a) is not in the same general type of business as the Company on the date of such disclosure and (b) agrees in writing to accept such information subject to the restrictions provided in this Section 12.7; provided that in no event shall any of the Administrative Agent, the Agent, the Co-Agents or such Bank be obligated or required to return any materials furnished by the Company or any of its Subsidiaries.

         12.8. Survival. Without limiting the survival of any other obligations of the Company, the Guarantor and the Banks hereunder, the obligations of the Company and the Guarantor under Sections 2.6, 5.1, 5.4, 5.5 and 12.3 hereof and the obligations of the Banks under Sections 4.7, 11.5 and
12.7 hereof, shall survive the repayment of the Loans and the termination of the Commitments.

         12.9. Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         12.10. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         12.11. GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         12.12. JURISDICTION. EACH OF THE COMPANY AND THE GUARANTOR HEREBY AGREES THAT:

         (A) ANY SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY OR THE GUARANTOR WITH RESPECT TO THIS AGREEMENT, THE LOANS, THE NOTES OR ANY DOCUMENTS RELATED HERETO OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF MAY BE BROUGHT IN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, OR IN ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF FLORIDA (COLLECTIVELY, THE "SUBJECT COURTS"), AS THE ADMINISTRATIVE AGENT, THE AGENT, EITHER CO-AGENT OR ANY BANK MAY ELECT IN ITS SOLE DISCRETION AND EACH OF THE COMPANY AND THE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF EACH OF THE SUBJECT COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION, PROCEEDING OR JUDGMENT. EACH OF THE COMPANY AND THE GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN ANY OF THE SUBJECT COURTS BY THE MAILING THEREOF BY THE ADMINISTRATIVE AGENT, THE AGENT, THE RESPECTIVE CO-AGENT OR THE RESPECTIVE BANK BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY OR THE GUARANTOR, AS THE CASE MAY BE, ADDRESSED AS PROVIDED IN SECTION 12.2 HEREOF. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE ADMINISTRATIVE AGENT, THE AGENT, EITHER CO-AGENT OR ANY BANK TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO BRING PROCEEDINGS AGAINST THE COMPANY OR THE GUARANTOR IN ANY COMPETENT COURT OF ANY OTHER JURISDICTION OR JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

         (B) EACH OF THE COMPANY AND THE GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING IN RESPECT OF THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENTS IN CONNECTION HEREWITH, ANY OBJECTION TO THE LAYING OF VENUE IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY OF THE SUBJECT COURTS, AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING IN ANY OF THE SUBJECT COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         12.13. Severability. Any provision of this Agreement or the Notes that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                                HOME SHOPPING NETWORK, INC.,
                                                     as the Company



                                                By ___________________________
                                                   Title: Treasurer

                                                11831 30th Court North
                                                St. Petersburg, Florida 33716
                                                Telecopier No.:  (813) 539-6505
                                                Telephone No.:   (813) 572-8585

                                                Attention:  Finance Department

                                                with a copy to:

                                                "Legal Department"

                                                Telecopier No.:  (813) 573-0866


                                                HOME SHOPPING CLUB, INC.,
                                                     as Guarantor




                                                By ___________________________
                                                   Title: Treasurer

                                                11831 30th Court North
                                                St. Petersburg, Florida 33716
                                                Telecopier No.:  (813) 539-6505
                                                Telephone No.:   (813) 572-8585

                                                Attention:  Finance Department

                                                with a copy to:

                                                "Legal Department"

                                                Telecopier No.:  (813) 573-0866

                                  The Banks


Commitment

$20,000,000                                     LTCB TRUST COMPANY, as a Bank
                                                  and as Agent

                                                By ___________________________
                                                   Title:

                                                Lending Office for Federal Funds
                                                Rate Loans and Prime Rate Loans:
                                                   165 Broadway
                                                   New York, New York 10006

                                                Lending Office for LIBOR Loans:
                                                   165 Broadway
                                                   New York, New York 10006

                                                Address for Notices:
                                                   165 Broadway
                                                   New York, New York 10006

                                                Telex No.:  425722
                                                Telecopier No.:  (212) 608-3081
                                                Telephone No.:   (212) 335-4854

                                                Attention:  Winston Brown

Commitment

$ 17,000,000                                    BANK OF MONTREAL, as a Bank
                                                  and as Co-Agent



                                                By ____________________________
                                                   Title:

                                                Lending Office for Federal Funds
                                                Rate Loans and Prime Rate Loans:
                                                   115 South LaSalle Street
                                                   11th Floor
                                                   Chicago, Illinois 60603

                                                Lending Office for LIBOR Loans:
                                                   115 South LaSalle Street
                                                   11th Floor
                                                   Chicago, Illinois 60603

                                                Address for Notices:
                                                   430 Park Avenue
                                                   15th Floor, Account
                                                      Administration
                                                   New York, New York 10022

                                                Telecopier No.:  (212) 605-1525

                                                Telephone No.:   (212) 605-1436
                                                              or (212) 605-1458

                                                Attention:  Maggie Gaglin

Commitment

$ 17,000,000                                   THE BANK OF NEW YORK COMPANY,
                                               INC., as a Bank and as a Co-Agent




                                               By ______________________________
                                                  Title:

                                               Lending Office for Federal Funds
                                               Rate Loans and Prime Rate Loans:
                                                  One Wall Street
                                                  New York, New York  10286

                                               Lending Office for LIBOR Loans:
                                                  One Wall Street
                                                  New York, New York  10286

                                               Address for Notices:
                                                  One Wall Street
                                                  16th Floor
                                                  New York, New York  10286

                                               Telecopier No.:  (212) 635-8679
                                                             or (212) 635-8634
                                               Telephone No.:   (212) 635-8741

                                               Attention:  Brian Marshall

Commitment

$ 14,000,000                                   PNC BANK, KENTUCKY, INC.




                                               By ______________________________
                                                  Title:

                                               Lending Office for Federal Funds
                                               Rate Loans and Prime Rate Loans:
                                                  500 West Jefferson Street
                                                  Louisville, Kentucky  40202

                                               Lending Office for LIBOR Loans:
                                                  500 West Jefferson Street
                                                  Louisville, Kentucky 40202

                                               Address for Notices:
                                                  PNC Commercial Corp.
                                                  201 South Orange Avenue
                                                  Suite 750
                                                  Orlando, Florida  32801

                                               Telecopier No.:  (407) 843-8263
                                               Telephone No.:   (407) 841-3585

                                               Attention: James Neil or
                                                            Diane Tyre

Commitment

$ 14,000,000                                   TORONTO DOMINION [TEXAS], INC.




                                               By ______________________________
                                                  Title:

                                               Lending Office for Federal Funds
                                               Rate Loans and Prime Rate Loans:
                                                 Toronto Dominion Bank,
                                                    Houston Agency
                                                 909 Fannin Street
                                                 Houston, Texas  77010

                                               Lending Office for LIBOR Loans:
                                                 Toronto Dominion Bank,
                                                    Houston Agency
                                                 909 Fannin Street
                                                 Houston, Texas  77010

                                               Address for Notices:
                                                 Toronto Dominion Bank,
                                                    Houston Agency
                                                 909 Fannin Street
                                                 Houston, Texas  77010

                                               Telecopier No.:  (713) 951-9921
                                               Telephone No.:   (713) 653-8248

                                               Attention:  Dave Parker

Commitment

$ 9,000,000                                  THE DAIWA BANK, LIMITED




                                             By ______________________________
                                                Title:


                                             By ______________________________
                                                Title:

                                             Lending Office for Federal Funds
                                             Rate Loans and Prime Rate Loans:
                                               233 South Wacker Dr., Suite 5400
                                               Chicago, Illinois 60606

                                             Lending Office for LIBOR Loans:
                                               233 South Wacker Dr., Suite 5400
                                               Chicago, Illinois 60606

                                             Address for Notices:
                                               100 South Ashley Drive
                                               Suite 1780
                                               Tampa, Florida  33602

                                             Telecopier No.: (813) 229-6372
                                             Telephone No.:  (813) 229-6002

                                             Attention:  Sybil Weldon, Vice
                                                           President

Commitment

$ 9,000,000                                  FIRST UNION NATIONAL BANK OF
                                                  NORTH CAROLINA




                                             By ______________________________
                                                Title:

                                             Lending Office for Federal Funds
                                             Rate Loans and Prime Rate Loans:
                                                  First Union Center-TW19
                                                  Charlotte, North Carolina
                                                    28288-0735

                                             Lending Office for LIBOR Loans:
                                                  First Union Center-TW19
                                                  Charlotte, North Carolina
                                                    28288-0735

                                             Address for Notices:
                                                  First Union Center-TW19
                                                  Charlotte, North Carolina
                                                    28288-0735

                                             Telecopier No.:  (704) 374-4092
                                             Telephone No.:   (704) 374-4897

                                             Attention: Hilda Weathers
----------------------
Total:  $100,000,000

                           The Administrative Agent


                                             LTCB TRUST COMPANY,
                                               as Administrative Agent




                                             By ______________________________
                                                Title:

                                             Address for Notices to
                                               Administrative Agent:

                                               165 Broadway
                                               New York, New York 10006

                                             Telex No.:  425722
                                             Telecopier No.:  (212) 608-3081
                                             Telephone No.:   (212) 335-4854

                                             Attention:  Winston Brown

                                                                      SCHEDULE 1





                          EXISTING CREDIT AGREEMENTS
                                  AND LIENS





                                    None.

                                                                      SCHEDULE 2





                            CALCULATION OF SAMPLE
                               FINANCIAL TERMS

                                                                      SCHEDULE 3


                      DESCRIPTION OF CREDIT CARD PROGRAM

                                                                       EXHIBIT A



                               PROMISSORY NOTE

$______________                                               ____________, 1994
                                                              New York, New York


         FOR VALUE RECEIVED, HOME SHOPPING NETWORK, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of ___________________
(the "Bank"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, by paying to account no.
04203606 of LTCB Trust Company (in its capacity as administrative agent for the Bank and certain other banks, the "Administrative Agent") at the principal offices of Bankers Trust Company, New York, New York (reference: "Home Shopping Network-1994 Revolving Credit Facility") the principal sum of ______________ Dollars ($_____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds (or at such other place or in such other manner as the Administrative Agent may notify the Company from time to time), without set-off, counterclaim or deduction of any kind, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds and in such manner, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         The amount and type of, and the duration of each Interest Period (if applicable) for, each Loan made by the Bank to the Company under the Credit Agreement, the date such Loan is made or converted from a Loan of another type, and the amount of each payment or prepayment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof; provided that no failure of the Bank to make any such endorsement shall affect the obligations of the Company under the Credit Agreement or this Note.

         This Note is one of the Notes referred to in the Second Amended and Restated Credit Agreement, dated as of August 30, 1994 (as amended and in effect from time to time, the "Credit Agreement"), among the Company, Home Shopping Club, Inc., a Delaware corporation, as guarantor (the "Guarantor"), the Banks named therein (including the Bank), LTCB Trust Company, as Agent, Bank of Montreal and The Bank of New York Company, Inc., as Co-Agents, and the Administrative Agent, and evidences Loans made by the Bank thereunder and is entitled to the benefits thereof. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

         The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

         No provision of the Credit Agreement or this Note or any other document delivered in connection with either thereof and no transaction contemplated hereby or thereby shall be construed or shall operate so as to require the Company or the Guarantor to pay interest hereunder in an amount or at a rate greater than the maximum allowed from time to time by applicable law. Should any interest or other charges paid by the Company or the Guarantor hereunder result in a computation or earning of interest in excess of the maximum rate of interest permitted under applicable law in effect while such interest is being earned, then such excess shall be waived by the Bank and all such excess shall be automatically credited against and in reduction of the principal balance of such amounts payable hereunder and any portion of such excess received by the Bank shall be paid over by the Bank to the Company or the Guarantor, as the case may be, it being the intent of the Company and the Guarantor and the other parties to the Credit Agreement that under no circumstances shall the Company or the Guarantor or any other Person be required to pay interest in excess of the maximum rate allowed by such applicable law.

         The Company hereby waives diligence, presentment, protest, notice of default, dishonor or nonpayment and any other notice and all demands whatsoever. The Company hereby further waives all setoffs and counterclaims against the Company, the Administrative Agent, the Agent, each of the Co-Agents each of the Banks.

         THIS NOTE HAS BEEN EXECUTED AND DELIVERED IN, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK.


                                               HOME SHOPPING NETWORK, INC.



                                               By____________________________
                                                 Title:

                                  GUARANTEE

         The undersigned HOME SHOPPING CLUB, INC., a Delaware corporation (the "Guarantor"), hereby unconditionally and irrevocably guarantees the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on this Note and all other amounts payable hereunder, in accordance with the terms hereof and of Section 6 of the Credit Agreement, and, in the case of any extension of time of payment, in whole or in part, that all such amounts shall be paid in full when due (whether at stated maturity, by acceleration or otherwise) in accordance with the terms of such extension. In addition, the Guarantor hereby unconditionally agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any of such principal, interest or other amounts, the Guarantor shall forthwith pay and perform the same in the money and funds, at the time, in the place and in the manner provided for such payment in the Credit Agreement. This guarantee is a continuing guarantee of payment and not merely of collection; it is a primary, independent obligation of the Guarantor; and the Guarantor's obligations hereunder shall be absolute, unconditional and irrevocable, irrespective of any and all circumstances whatsoever. The Guarantor hereby waives diligence, presentment, protest, notice of default, dishonor or nonpayment and any other notice and all demands whatsoever. The Guarantor hereby further waives all setoffs and counterclaims against the Company, the Administrative Agent, the Agent, each of the Co-Agents and each of the Banks.


                                               HOME SHOPPING CLUB, INC.



                                               By_____________________________
                                                 Title:

                                    LOANS



Date
Loan            Principal        Type                           Amount            Unpaid
Made or          Amount           of          Interest          Paid or          Principal           Notation
Converted       of Loan          Loan          Period           Prepaid           Amount             Made By
---------       -------          ----         --------          -------          ---------          ---------

                                                                       EXHIBIT B




           [Form of Opinion of Counsel to the Company and Guarantor]



                                 _______, 1994


To the Banks party to the Credit
  Agreement referred to below and
  LTCB Trust Company, as Administrative
    Agent


Gentlemen:

         I have acted as counsel to Home Shopping Network, Inc., a Delaware corporation (the "Company"), and Home Shopping Club, Inc., a Delaware corporation (the "Guarantor"), in connection with the Second Amended and Restated Credit Agreement dated as of August 30, 1994 (the "Credit Agreement") among the Company, the Guarantor, the Banks named therein, LTCB Trust Company, as Agent, Bank of Montreal and The Bank of New York Company, Inc., as Co-Agents, and LTCB Trust Company, as Administrative Agent, providing for loans to be made to the Company in the aggregate principal amount of $100,000,000 under the guarantee of the Guarantor. Terms defined in the Credit Agreement are used herein as defined therein.

         In rendering the opinion expressed below, I have examined the originals or conformed copies of such corporate records, agreements and instruments of the Company and the Guarantor, certificates of public officials and of officers of the Company and the Guarantor, and such other documents and records, and such matters of law, as I have deemed appropriate as a basis for the opinions hereinafter expressed.

         Based upon the foregoing, I am of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; each of them is duly qualified to transact business in the State of Florida and has the necessary corporate power to enter into and perform the Credit Agreement and the Notes and, in the case of the Company, to borrow under the Credit Agreement. The Guarantor is a Wholly-Owned Subsidiary of the Company.

         2. The making and performance by each of the Company and the Guarantor of the Credit Agreement and the Notes and, in the case of the Company, the borrowings thereunder have been duly authorized by all necessary corporate action, and do not and will not violate any provision of law, regulation, order, writ, injunction or decrees of any court or governmental authority or agency or any provision of the charter or by-laws of the Company or the Guarantor or result in the breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any of its respective properties, revenues or assets pursuant to, any indenture or other agreement or instrument to which the Company, the Guarantor or any Subsidiary of either thereof is a party or by which the Company or the Guarantor or any Subsidiary of either thereof or its respective properties may be bound.

         3. The Credit Agreement and the Notes have been duly executed and delivered and constitute the legal, valid and binding obligations of the Company and the Guarantor enforceable in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that no opinion is expressed as to the fourth sentence of Section 4.7 of the Credit Agreement.

         4. To my knowledge after due inquiry, there are no legal or arbitral proceedings, and no proceedings by or before any governmental or regulatory authority or agency, pending or threatened against or affecting the Company or the Guarantor or any of the Subsidiaries of either thereof, or any properties or rights of the Company or the Guarantor or any of the Subsidiaries of either thereof, which, if adversely determined, would have a material adverse effect on the consolidated financial condition or operations, or the business taken as a whole, of the Company and the Guarantor and the Subsidiaries.

         5. No authorizations, consents, approvals, licenses, filings or registrations with any governmental or regulatory authority or agency are required in connection with the execution, delivery or performance by the Company or the Guarantor of the Credit Agreement or the Notes or the borrowings thereunder.

         6. Assuming that the Administrative Agent has its principal office in the State of New York, the proceeds of the Loans will be disbursed from the Administrative Agent's office in New York, payments will be made to the Administrative Agent at its office in New York and the Loans will be administered by the Administrative Agent from said office, the provision of Section 12.11 of the Credit Agreement regarding the choice of the laws of the State of New York to govern the Credit Agreement and the Notes is, under the laws of the State of Florida, a valid choice of law and would be given effect by the courts in Florida. However, courts in Florida are likely to apply Florida procedural law.

         7. The provisions of the Credit Agreement and the Notes do not violate any Florida law relating to usury or other limitations on the rate of interest that a lender may charge, collect or receive.

         8. Assuming none of the Administrative Agent, the Agent, the Co-Agents or any Bank were otherwise doing or transacting business in the State of Florida, none of the Administrative Agent, the Agent, the Co-Agents or any Bank shall be deemed to be doing or transacting business, as a bank or otherwise, in the State of Florida solely by reason of the making and performance by any party of the Credit Agreement or the Notes or the consummation of the transactions contemplated thereby. None of the Administrative Agent, the Agent, the Co-Agents or any Bank will be required, in order to exercise or enforce its respective rights and remedies under the Credit Agreement and the Notes in the courts of Florida, to qualify to do or transact business, as a bank or otherwise, in the State of Florida, except to the extent they are otherwise doing or transacting business in the State of Florida.

         I am admitted to practice law in the State of Florida, and the opinions expressed herein relate only to the laws of the State of Florida, the General Corporation Law of the State of Delaware and applicable federal law.

         The opinions expressed in this letter are based upon the law in effect on the date hereof, and I assume no obligation to revise or supplement this opinion should such law be changed in any respect by legislative action, judicial decision or otherwise.

         This opinion is being furnished to you solely for your benefit and only with respect to the transaction referred to herein. Accordingly, it may not be relied upon by any other person or entity without, in each instance, my prior written consent.

                                               Very truly yours,



                                               Senior Counsel

                                                                       EXHIBIT C




                         FORM OF COMPLIANCE CERTIFICATE



                                        ____________, 199_


To the Banks party to
the Credit Agreement
referred to below and
LTCB Trust Company, as
Administrative Agent

Gentlemen:

                 I, _________________, Chief Financial Officer of Home Shopping Network, Inc., a Delaware corporation (the "Company"), and Treasurer of Home Shopping Club, Inc., a Delaware corporation (the "Guarantor"), do hereby render this Certificate in these capacities. This Certificate is being delivered in connection with the Second Amended and Restated Credit Agreement, dated as of August 30, 1994 (as amended from time to time, the "Credit Agreement"), among the Company, the Guarantor, the Banks named therein, LTCB Trust Company, as Agent, and Bank of Montreal and Bank of New York Company, Inc., each as a Co-Agent, and LTCB Trust Company, as Administrative Agent for such Banks.
Terms defined in the Credit Agreement are used herein as defined therein.

                 I hereby certify to you, as of this date with respect to both the Company and the Guarantor, that:

                 A. to the best of my knowledge, after full inquiry, no default has occurred or is continuing;

                 B. the computations attached hereto as Exhibit I set forth in reasonable detail the computations necessary to determine whether the Company and the Guarantor are in compliance with Sections 9.11, 9.12 and 9.13 of the Credit Agreement as at the end of the [Fiscal Quarter] [Fiscal Year] most recently ended as of the date hereof;

                 C. the list attached hereto as Exhibit II sets forth Subsidiaries that are Material Subsidiaries and that were not contained in the Company's most recently delivered Compliance Certificate; and

                 D. [all other Subsidiaries (that have not been certified to you as Material Subsidiaries in this or previously delivered Compliance Certificates) combined do not constitute a Material Subsidiary Group as at the date hereof] [all other Subsidiaries (that have not been certified to you as Material Subsidiaries in this or previously delivered Compliance Certificates) do constitute a Material Subsidiary Group as at such date and the list attached hereto as Exhibit III identifies each such Subsidiary whose aggregate book value of tangible assets exceeds $10,000,000 as at the date hereof].




                                                  -----------------------
                                                  [name of officer]
                                                  [representative capacity]
                                                  Home Shopping Network, Inc.



                                                  -----------------------
                                                  [name of officer]
                                                  [representative capacity]
                                                  Home Shopping Network, Inc.

                                                                       EXHIBIT E


                                                            Form of
                                                            Assignment and
                                                            Assumption Agreement


                     ASSIGNMENT AND ASSUMPTION AGREEMENT


                 ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of _________, 199_, between _________________________________ (the "Assignor") and
__________________________________ (the "Assignee").

                               R E C I T A L S

                 A. The Assignor is a party to the Second Amended and Restated Credit Agreement, dated as of August 30, 1994 (as amended and in effect from time to time, the "Credit Agreement"), among Home Shopping Network, Inc., a Delaware corporation (the "Company"), as borrower thereunder, Home Shopping Club, Inc., a Delaware corporation, as guarantor thereunder, the Banks named therein (the "Banks"), LTCB Trust Company, as an Agent, Bank of Montreal and Bank of New York Company, Inc, as Co- Agents, and LTCB Trust Company, as Administrative Agent for such Banks (in such capacity, the "Administrative Agent") (terms used but not otherwise defined herein to have the meanings specified in the Credit Agreement).

                 B. Pursuant to the Credit Agreement, the Assignor is committed to make Loans to the Company in an aggregate principal amount at any one time outstanding not to exceed $_______ (its "Pre-Assignment Commitment") and the aggregate principal balance of all such Loans outstanding on the date hereof is $ ________.

                 C. The Assignor proposes to assign without recourse or warranty except as expressly stated in Section 6 hereof to the Assignee all of its rights and obligations under the Credit Agreement in respect of a portion of (i) its Pre-Assignment Commitment equal to $________ (the "Assigned Commitment Amount") and (ii) certain of its Loans outstanding on the date hereof listed on Schedule 2 hereto (the "Assigned Loans"), on the terms and conditions set forth herein, and the Assignee proposes to accept the assignment to it by the Assignor of such rights and obligations, and such Loans, on such terms and conditions.

                 WHEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto hereby agree as follows:

                 Section 1. Assignment and Acceptance. As of the Assignment Effective Date (defined below), the Assignor hereby sells and assigns to the Assignee and the Assignee hereby purchases and assumes from the Assignor (the "Assignment") all of the Assignor's rights and obligations under the Credit Agreement, the Notes held by the Assignor and any documents relating thereto (collectively, the "Documents") relating to the Assigned Commitment Amount and the Assigned Loans and arising after the Assignment Effective Date. THE ASSIGNMENT SHALL BE WITHOUT RECOURSE TO THE ASSIGNOR AND, EXCEPT AS EXPRESSLY SET FORTH IN SECTION 6 HEREOF, WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND.

                 Section 2. Release. As of the Assignment Effective Date, the Assignor shall be released from all obligations relating to the Assigned Commitment Amount and the Assigned Loans, to the extent such obligations have been assumed by the Assignee, and the Assignor's Pre-Assignment Commitment shall be reduced by the Assigned Commitment Amount as of such date.

                 Section 3. Payments. As consideration for the Assignment the Assignee shall pay to the Assignor $_________ in immediately available funds. The Assignor and the Assignee shall make appropriate arrangements between themselves, and/or adjustments to such payment amount, to reflect liabilities and amounts receivable, as the case may be with respect to the Assigned Commitment Amount and the Assigned Loans corresponding to the time preceding the Assignment Effective Date. The Assignor and the Assignee agree that if either shall receive or pay any amount under the Credit Agreement, the Notes or any other Document that is for the account of the other, it shall have received such amount for and shall promptly pay such amount over to the other, or it shall have paid such amount on behalf of and shall promptly be paid such amount by the other, as the case may be.

                 Section 4. Assignment Effective Date. The date on which the Assignment shall be effective (the "Assignment Effective Date") shall be the later of (i) _________ __, 19__ or (ii) the date on which the conditions to the Assignment set forth in Section 5 hereof shall be satisfied. On and as of the Assignment Effective Date, the Assignee shall be deemed a Bank party to the Credit Agreement, as provided in Section 12.6 thereof (or any successor section thereto), with all the obligations, rights and benefits of a Bank thereunder and having the Commitment set forth opposite its name on Schedule I hereto. On and as of the Assignment Effective Date, the Commitment of the Assignor shall be as set forth opposite its name on Schedule I hereto.

                 Section 5. Conditions. The effectiveness of the Assignment shall be subject to the satisfaction of the following conditions: (a) the receipt by the Assignor of the payment provided for in the first sentence of
Section 3 hereof and (b) the receipt by the Administrative Agent of a copy hereof executed by the parties hereto.

                 Section 6. Representations and Warranties of the Assignor. The Assignor (a) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and any other documents contemplated hereby, to fulfill its obligations hereunder and to fully consummate the transactions contemplated hereby, and that no governmental or other consents are necessary in connection with the foregoing, (b) represents and warrants that this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms and that it is not in breach of any of its obligations under the Credit Agreement or any other Documents, (c) represents and warrants that it owns, and is assigning, the Assigned Commitment Amount and the Assigned Loans free and clear of all adverse claims, (d) MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO ANY STATEMENTS, WARRANTIES OR REPRESENTATIONS MADE IN OR IN CONNECTION WITH THE CREDIT AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT OR THE DUE EXECUTION, LEGALITY, VALIDITY, ENFORCEABILITY, GENUINENESS, SUFFICIENCY OR VALUE OF ANY THEREOF AND (E) MAKES NO REPRESENTATION OR WARRANTY AS TO THE FINANCIAL CONDITION OF THE COMPANY OR THE GUARANTOR OR THE PERFORMANCE OR OBSERVANCE BY THE COMPANY OR THE GUARANTOR OF ANY OF THEIR RESPECTIVE OBLIGATIONS UNDER THE CREDIT AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT.

                 Section 7. Representations, Warranties, etc., of the Assignee. The Assignee (a) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and any other documents contemplated hereby, to fulfill its obligations hereunder and to consummate the transactions contemplated hereby, and that no governmental or other consents are necessary in connection with the foregoing, (b) represents and warrants that this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, (c) confirms that it has received copies of the Credit Agreement, the financial statements most recently delivered by the Company pursuant to the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision with respect to its participation in the transactions contemplated hereby, (d) affirms that it will continue to make its own credit and other decisions with respect to taking or not taking any action under the Credit Agreement independent of and without reliance upon the Administrative Agent, the Agent, the Co-Agents, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, (e) pursuant to Section 11.1 of the Credit Agreement (or any successor section thereto) hereby appoints and authorizes the Administrative Agent its agent to take such action on its behalf and to exercise such powers under the Credit Agreement as are granted to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto, (f) specifies as its Applicable Lending Office the office set forth opposite its name on Schedule I hereto and (g) specifies as its address for notices pursuant to the Credit Agreement, the

Notes and the other Documents the office set forth beneath its name on the signature pages hereof.

                 Section 8. Further Assurances. The Assignor and the Assignee hereby agree to execute and deliver such other instruments, and to take such other action, as either party may reasonably request in connection with fully effecting the intent and purposes hereof and the transactions contemplated hereby.

                 Section 9. Confidentiality. The Assignee expressly agrees that shall keep confidential all information with respect to the Company that was or will be furnished to it by the Company, the Assignor, the Agent, the Co-Agents or the Administrative Agent in accordance with Section 12.7 of the Credit Agreement.

                 Section 10. Notices. All communications between the parties hereto or notices in connection herewith shall be in writing, hand-delivered or sent by registered or certified mail, telex or facsimile with confirmation of transmission and addressed as follows: (a) if to the Assignee, as set forth beneath its name on the signature pages hereof and (b) if to the Assignor, as set forth in Section 12.2 of the Credit Agreement. All such communications and notices shall be effective upon receipt.

                 Section 11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that neither such party shall assign its rights hereunder without the prior written consent of the other such party and any purported assignment, absent such consent, shall be void.

                 Section 12. Termination. In the event that the Assignment Effective Date shall not have occurred by the date ____ days from the date hereof, this Agreement shall terminate and shall be of no further force or effect.

                 Section 13. Interpretations. The headings of the sections hereof are for convenience of reference only and shall not affect the meaning or construction of any provision hereof.

                 SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                 Section 15. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same document.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized representatives as of the date first above written.

                                         [ASSIGNOR]


                                         By:
                                            --------------------------
                                            Name:
                                            Title:

                                         [ASSIGNEE]


                                         By:
                                            --------------------------
                                            Name:
                                            Title:

                                         Address for Notices:
                                         --------------------

                                         --------------------

                                         --------------------

                                         Telephone no.:
                                         Facsimile:
                                         Telex no.:


Receipt acknowledged as of
                   19
------------------,   ---.

LTCB TRUST COMPANY,
  as Administrative Agent


By:
   -----------------------
   Name:
   Title:

                                   SCHEDULE I

[Name of Assignee]                [Applicable Lending             [Commitment]
                                       Office]


[Name of Assignor]                                                [Commitment]

                                  SCHEDULE II

Type of Interest  Interest Date Made or     Original     Amount    Amount
 Loan    Period     Date    Converted   Principal Amount Prepaid Outstanding
------- --------  -------- ------------ ---------------- ------- -----------

                                                                      SCHEDULE 3


                       DESCRIPTION OF CREDIT CARD PROGRAM

        The Company has established a credit card program (the "Program") with General Electric Capital Corporation ("GE Capital"). This Program, which is now fully operative, provides the Company's customers with a convenient way to make purchases through the Home Shopping system and thus, expands the Company's market. The Company is enthusiastic about the Program, too, because it permits the Company to receive, on the day after each purchase through the Program, 99%(1) of the cash amount of that purchase. The Program should reduce the credit card fees that the Company and its Subsidiaries currently pay if purchasers switch from traditional credit cards to the Home Shopping credit card, and the Company also hopes to reduce the number of purchases which are made by personal check. Personal checks not only delay payment to the Company but also have a fifty percent (50%) fall out rate.

        The Program is created under a Credit Card Program Agreement, dated as of February 16, 1994 (the "Program Agreement"), among the Company, GE Capital, the Guarantor and certain other subsidiaries(2) of the Company that sell merchandise to retail customers (the "Participating Subsidiaries"). That Agreement was structured with due regard to the terms of the 1992 Revolving Credit Agreement, most of which are now incorporated into the Second Amended and Restated Credit Agreement (the "Credit Agreement").

        The Program contemplates that the Company may issue credit cards bearing its name to its customers ("Account Debtors") who satisfy GE Capital's credit standards. GE Capital finances the charges on the credit cards subject to the terms and conditions of the Program Agreement. Those principal terms and conditions may be summarized as follows:

--------------------

(1) The discount rate is fixed for the first year but thereafter is tied to interest rates and outstanding balances under the Program.

(2) The subsidiaries subject to the Program Agreement, in addition to the Company and the Guarantor, are HSN Tours, Inc., HSN Mail Order, Inc., World Rez, Inc., Home Shopping Club Outlet of Clearwater, Inc., Home Shopping Club Outlet of Tampa, Inc., Home Shopping Club Outlet of Orlando, Inc., Home Shopping Club Outlet of South Orlando, Inc., Home Shopping Club Outlet of St. Petersburg, Inc., Home Shopping Club Outlet of West Tampa, Inc. and Home Shopping Club Outlet of Brandon, Inc. The Company expects that the Guarantor will comprise 98% of the sales.

        1. GE Capital will purchase from the Company and the Participating Subsidiaries certain accounts and Indebtedness (as defined below, and related rights, in each case up to an aggregate amount not exceeding $150,000,000 (or such other amount to which GE Capital and the Company may from time to time agree) at any one time. The term "Indebtedness" as used in the Program Agreement means all obligations incurred by an Account Debtor with respect to an account, whether or not billed, including, without limitation, charges for merchandise purchased, finance charges, charges relating to credit insurance and any other charges with respect to an account as such charges are accrued pursuant to GE Capital's accounting practices.

        GE Capital authorizes each credit transaction at the time of purchase, and its obligation to purchase the relevant account and Indebtedness from the Participating Subsidiary arises upon giving that authorization. As is typical in credit card purchases, the Company, the Guarantor or any other Participating Subsidiary, as the case may be, will not consummate a credit card sale of merchandise without first obtaining GE Capital's authorization. The Company transmits sale and credit information from the Company, the Guarantor and all Participating Subsidiaries to GE Capital on a daily basis for the preceding day's sales and credits. GE Capital forwards to the Company, on behalf of the Company, the Guarantor and all Participating Subsidiaries, the purchase price for the accounts and Indebtedness purchased, net of GE Capital's fees and adjustments for merchandise return or credits. This is done by initiating a wire transfer for the net purchase price, which normally will occur by 3:00 p.m. on the same business day after receipt by GE Capital of the transmission from the Company.

        The purchases by GE Capital of the accounts and Indebtedness are non-recourse; none of the Company, the Guarantor or any Participating Subsidiary will have liability whatsoever, contingent or otherwise, with respect to such non-recourse sales. The only exceptions are for customary credit card chargebacks(3)

--------------------

(3) The following excerpt from the Program Agreement describes the chargeback provisions: 'Indebtedness incurred pursuant to an Account (a) as to which the Account Debtor has, in apparent good faith, made a claim of (i) a breach of a representation or warranty (either express or implied) by the Company or any Participating Subsidiary, (ii) a violation of a local, state, or federal law or regulation by the Company or any Participating Subsidiary or (iii) failure by the Company or any Participating Subsidiary to provide the Account Debtor with the agreed-upon goods or services, (b) as to which the Company or any Participating Subsidiary has accepted a return of Merchandise from an Account Debtor or has granted a partial credit with respect to Merchandise purchased pursuant thereto other than in the ordinary course of business, (c) with respect to which the which are not cured by the Company and for special programs described in paragraph 2 below.

        2. The Program contemplates that certain accounts may be approved by GE Capital at the special request of the Company, but only in an aggregate amount not to exceed $150,000 at any one time. The Company, the Guarantor and the other Participating Subsidiaries must unconditionally guarantee all amounts due under those accounts, and accordingly, this part of the Program is known as the "Guaranteed Program".

        In addition, the Program contemplates that certain accounts that otherwise would fail to meet GE Capital's credit standards may nonetheless be approved by GE Capital upon the Company's election, pursuant to special credit standards to be implemented specifically for the Company. This is known as the "Special Program", and it is limited in amount. GE Capital is not required to purchase accounts or Indebtedness relating to the Special Program to the extent that any such purchase would result in the aggregate Indebtedness owed to GE Capital, by the charge-card holders, with respect to the Special Program exceeding the greater of (i) the lesser of (A) $10,000,000 and (B) fifty percent (50%) of the aggregate Indebtedness owned by GE Capital with respect to the whole Program as of the date of such purchase and (ii) twenty percent (20%) of such aggregate Indebtedness as of the date of such purchase. Special Program accounts are sold with 95% recourse; as a result, the Company, the Guarantor and the other Participating Subsidiaries bear the risk for losses in excess of 5% of Special Program Indebtedness.

        The Program Agreement provides that a reserve account (the "Reserve Account") will be established to secure all amounts owed to GE Capital by the Company or any of the Participating Subsidiaries with respect to accounts which are part of the
________________________

Account Documentation has not been forwarded to GE Capital in accordance with
Section 2.05 hereof, (d) as to which there is a breach of any representation, warranty or covenant of the Company or any Participating Subsidiary hereunder relating to an Account, or there would be such a breach if such representation or warranty did not contain a requirement of materiality, (e) where an Account Debtor has asserted that the Indebtedness was fraudulently incurred and the claim of fraud is not frivolous, provided that such fraudulent incurrence does not arise in connection with a fraudulent Credit Application (f) as to which any charges have been made which have not been authorized by GE Capital pursuant to Section 3.01(b) hereof. With respect to subsection (c) above, such event shall not be considered RPR Indebtedness if cured or resolved by the Company within two (2) Business Days after receiving notice from GE Capital thereof." The Company has 25 days to cure the chargebacks with exception of subsection (c) above.

Special Program and part of the Guaranteed Program. The aggregate amount of funds required to be set aside in the Reserve Account is determined in accordance with a formula which is based on the aggregate amount of maximum Indebtedness that could arise under the accounts in the Special Program and the Guaranteed Program end a targeted loss rate. GE Capital will have the right to withdraw amounts from the Reserve Account to the extent payments secured by the Reserve Account are not otherwise paid in a timely manner to GE Capital.

        3. GE Capital will service the Program and receive fees for its services.

        4. Each of the Company, the Guarantor and each of the other Participating Subsidiaries will be jointly and severally liable for one another's obligations pursuant to the Program Agreement, and will jointly and severally guarantee one another's obligations to GE Capital. Since the sale of accounts and Indebtedness under the Program is non-recourse (except as noted in paragraphs 1 and 2 above), such joint and several liability could arise only in the context of (i) obligations of the Company, the Guarantor or the Participating Subsidiaries under the Special Program or the Guaranteed Program,
(ii) customary credit card chargebacks, which are routine and in the ordinary course of business or, (iii) the Company's failure to pay fees due under the Program Agreement, a highly unlikely scenario as GE Capital has the right to offset such amount against the purchase price.

        5. GE Capital and the Company may from time to time mutually agree to include other Subsidiaries of the Company as parties to the Program Agreement.

        6. GE Capital has been granted a security interest in the following assets of the Company and the Participating Subsidiaries (whether now owned or hereafter acquired):

          (i)   all accounts and Indebtedness which are purchased by GE Capital;

         (ii) all documentation relating to the accounts and Indebtedness purchased by GE Capital;

        (iii) all general intangibles but only to the extent of guarantees, claims, security interests or other security now held by or hereafter granted to the Company or any Participating Subsidiary to secure payment by any Participating Subsidiary with respect to or on account of any of the items listed in (i) above, and all proceeds thereof;

         (iv) all general intangibles consisting of credit balances and reserves of whatever type or description created or established by GE Capital in favor of or with respect to the Company or any Participating Subsidiary including, without limitation, the Reserve Account and the balance in the Reserve Account;

          (v) all accounts, accounts receivable, other receivables, all contract rights, commercial paper, choses in action, instruments, documents, chattel paper, general intangibles (as each of those terms which is defined in the applicable UCC is so defined) and writings or property, relating to accounts and Indebtedness purchased by GE Capital pursuant to the Program Agreement;

         (vi) all merchandise purchased by Account Debtors pursuant to accounts in which GE Capital has an interest pursuant to the Program Agreement, to the extent of the lien, if any, of the Company or any Participating Subsidiary thereon; and

        (vii)   all proceeds of any of the foregoing in any form whatsoever.

        The foregoing security interest is intended to secure the obligations of the Company and the Participating Subsidiaries (present and future) to GE Capital pursuant to the Program Agreement.

        7. The Special Program and the Guaranteed Program unquestionably would create "Indebtedness" (as defined in the Credit Agreement) in favor of GE Capital and a Lien on the accounts sold and on the Reserve Account. The
Company can and will manage the programs in such a way that those Liens will at all times comply with the $15,000,000 "basket" of permitted Liens and the 150% test that are provided for in Section 9.5(i).